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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CLEAN ENERGY FUELS CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

CLEAN ENERGY FUELS CORP.
3020 Old Ranch Parkway, Suite 400
Seal Beach, CA 90740

April 6, 2012

Dear Stockholder:

        You are cordially invited to attend the annual meeting of stockholders (Annual Meeting) of Clean Energy Fuels Corp. (Company) to be held at The Island Hotel at 690 Newport Center Drive, Newport Beach, California 92660, on Thursday, May 24, 2012, at 9:00 a.m. (Pacific Time or PT).

        The attached notice of Annual Meeting and proxy statement include the agenda for the Annual Meeting, explain the matters that we will discuss at the meeting and provide general information about our Company.

        For our 2012 Annual Meeting, we are pleased to take advantage of the Securities & Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.

        Your vote is very important. Please vote as promptly as possible. Thank you for supporting our Company.

Sincerely,

MITCHELL W. PRATT
Corporate Secretary

CLEAN ENERGY FUELS CORP.
3020 Old Ranch Parkway, Suite 400
Seal Beach, CA 90740

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 24, 2012

        The annual meeting of stockholders (the Annual Meeting) of Clean Energy Fuels Corp. (the Company) will be held at The Island Hotel at 690 Newport Center Drive, Newport Beach, California 92660, on Thursday, May 24, 2012, at 9:00 a.m. (Pacific Time or PT) for the following purposes:

  1.
  To elect eight directors;

  2.
  To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012; and

  3.
  To transact any other business that may properly come before the meeting or any adjournment or postponement of the meeting.

        The foregoing items of business are more fully described in the proxy statement.

        The Board has fixed the close of business on March 28, 2012 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our offices for a period of ten days prior to the Annual Meeting.

By order of the Board,

Dated: April 6, 2012	MITCHELL W. PRATT Corporate Secretary

CLEAN ENERGY FUELS CORP.
3020 Old Ranch Parkway, Suite 400
Seal Beach, CA 90740

2012 PROXY STATEMENT

General Information

        The board of directors (Board) of Clean Energy Fuels Corp., a Delaware corporation (Company), is providing these proxy materials to you in connection with the solicitation of proxies for use at our 2012 annual meeting of stockholders (Annual Meeting). The Annual Meeting will be held at The Island Hotel at 690 Newport Center Drive, Newport Beach, California 92660, on Thursday, May 24, 2012, at 9:00 a.m. (Pacific Time or PT) or at any adjournment or postponement thereof, for the purposes stated herein. This proxy statement (Proxy Statement) summarizes the information that you will need to know to vote in an informed manner.

        Pursuant to rules adopted by the Securities and Exchange Commission (SEC), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (Notice) to the Company's stockholders of record and beneficial owners. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. We encourage you to take advantage of the availability of the proxy materials on the Internet in order to help reduce the environmental impact of the Annual Meeting. The Company's proxy materials are available at the following website: www.proxyvote.com.

Voting Rights and Outstanding Shares

        We will mail the Notice on or about April 13, 2012, to all stockholders of record that are entitled to vote. Only stockholders that owned our common stock at the close of business on March 28, 2012, the date which has been fixed by the Board as the record date, are entitled to vote at the Annual Meeting. On the record date, 86,301,667 shares of our common stock were outstanding.

        Each share of our common stock that you own entitles you to one vote on all matters to be voted upon at the meeting. The proxy card indicates the number of shares of our common stock that you own. We will have the required quorum to conduct the business of the Annual Meeting if holders of a majority of the shares of our common stock are present in person or represented by proxy. Abstentions and broker non-votes, discussed below, will be counted as present for purposes of determining whether a quorum is present at the meeting. Generally, broker non-votes occur when shares held by a broker, bank, or other nominee in "street name" for a beneficial owner are not voted with respect to a particular proposal because the broker, bank, or other nominee (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares with respect to that particular proposal.

        A broker is entitled to vote shares held for a beneficial owner on "routine" matters, such as the ratification of the appointment of KPMG LLP as our independent registered public accounting firm (Proposal 2), without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on certain "non-routine" matters, such as the election of directors (Proposal 1).

        If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors (Proposal 1).

        Broker non-votes are counted for purposes of determining whether or not a quorum exists for the transaction of business, but will not be counted for purposes of determining the number of shares represented and voted with respect to an individual proposal. Thus, if you do not give your broker specific voting instructions, your shares will not be voted on these "non-routine" matters and will not be counted in determining the number of shares necessary for approval.

        Directors will be elected by a plurality of votes cast by shares present in person or represented by proxy at the meeting. Abstentions and broker non-votes, if any, will have no impact on the election of directors. The proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm must be approved by the affirmative vote of a majority of the votes cast for this proposal by shares present in person or represented by proxy at the meeting. Accordingly, an abstention or broker non-vote, if any, will have no impact on the outcome of the votes for this proposal.

Attending the Annual Meeting

        All stockholders that owned our common stock at the close of business on March 28, 2012, the record date, or their duly appointed proxies, may attend the Annual Meeting. Registration will begin at 8:30 a.m. (PT), and seating will begin immediately thereafter. If you attend, please note that you may be asked to present valid picture identification, such as a driver's license or passport. Please also note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the Annual Meeting.

Voting Shares Registered in Your Name

        If you are a stockholder of record, you may vote in one of four ways:

  •
  You may vote in person at the Annual Meeting. We will provide a ballot when you arrive.

  •
  If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the proxy card and sending it back in the envelope provided.

  •
  You may vote by telephone by calling the toll free number found on the proxy card.

  •
  You may vote by proxy via the Internet at the website http://www.proxyvote.com by following the instructions provided in the Notice.

        Votes submitted by telephone or via the Internet must be received by 11:59 p.m. (PT) on Wednesday, May 23, 2012. Submitting your proxy by telephone or via the Internet will not affect your right to vote in person should you decide to attend the Annual Meeting.

Voting Shares Registered in the Name of a Broker, Bank or Other Nominee

        Most beneficial owners whose stock is held in street name will receive instructions for voting their shares from their broker, bank or other nominee.

        If you wish to vote in person at the Annual Meeting and your stock is held in street name, then you must obtain a legal proxy issued in your name from the broker, bank or other nominee that holds your shares of record. Contact your broker, bank or other nominee for more information about how to obtain a legal proxy.

Tabulation of Votes

        The inspector of elections will tabulate the votes. The shares of our common stock represented by proxy will be voted in accordance with the instructions given on the proxy so long as the proxy is properly executed and received by us prior to the close of voting at the Annual Meeting or any adjournment or postponement thereof (or in the case of proxies submitted by telephone or via the Internet, by the deadline specified above). If no instruction is given on a proxy that is properly executed and received by us, then the proxy will be voted "for" the nominees for director and "for" the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm. In addition, the individuals that we have designated as proxies for the meeting will have discretionary authority to vote for or against any other stockholder matter presented at the meeting.

Revocability of Proxies

        As a stockholder of record, once you have submitted your proxy by mail, telephone or Internet, you may revoke it at any time before it is voted at the meeting. You may revoke your proxy in any one of three ways:

  •
  You may grant another proxy marked with a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method);

  •
  You may notify our Corporate Secretary in writing that you wish to revoke your proxy before it is voted at the Annual Meeting; or

  •
  You may vote in person at the Annual Meeting.

Adjourned or Postponed Annual Meeting

        In the event that the Annual Meeting is adjourned or postponed, your proxy will still be effective and will be voted at the rescheduled Annual Meeting. You will still be able to change or revoke your proxy until it is voted.

Solicitation

        This solicitation is made by our Board and we will bear the entire cost of soliciting proxies. We will also bear the costs of preparation, assembly, printing and mailing of any printed proxy statements requested by stockholders, the proxy card and any additional information furnished to stockholders. We will provide copies of solicitation materials to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock that are beneficially owned by others for forwarding to the beneficial owners that have requested printed materials. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to the beneficial owners. Solicitations will be made primarily through the Notice and the solicitation materials made available via the Internet, via e-mail or in print to those who request copies, but may be supplemented by telephone, telegram, facsimile or personal solicitation by our directors, executive officers or employees. No additional compensation will be paid to these individuals for these services. In addition, we may engage, and pay the cost of, a proxy solicitation firm to assist us in soliciting proxies.

Results of the Annual Meeting

        Preliminary results will be announced at the Annual Meeting. Final results also will be published in a current report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Stockholder Proposals for 2013 Annual Meeting

        Requirements for Stockholder Proposals to be Considered for Inclusion in Our Proxy Materials.    Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (Exchange Act) and intended to be presented at our 2013 annual meeting of stockholders must be received by us between October 15, 2012 and December 14, 2012, in order to be considered for inclusion in our proxy materials for that meeting.

        Requirements for Stockholder Proposals to be Brought Before an Annual Meeting.    Our bylaws provide that, for stockholder nominations to the Board or other proposals to be considered at an annual meeting outside the processes of Rule 14a-8, the stockholder must have given timely notice of the proposal or nomination in writing to the Company. To be timely for the 2013 annual meeting, a stockholder's notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices between February 23, 2013 and March 25, 2013. A stockholder's notice to the Company must set forth, as to each matter the stockholder proposes to bring before the annual meeting, the information required by our bylaws. We will not entertain any proposals or nominations at the Annual Meeting that do not meet the requirements set forth in our bylaws. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination.

Separate Copy of Annual Report or Proxy Materials

        We have adopted a procedure called "householding," which the SEC has approved. Under this procedure, we are delivering a single copy of the Notice and, if requested, this Proxy Statement and our annual report for the year ended December 31, 2011 (Annual Report) to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces the Company's printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, this Proxy Statement and the Annual Report to any stockholder at a shared address to which we delivered a single copy of these documents. To receive a separate copy of the Notice and, if applicable, this Proxy Statement or Annual Report, write to Investor Relations at Clean Energy Fuels Corp., 3020 Old Ranch Parkway, Suite 400, Seal Beach, CA 90740 or call 562-493-7215. Stockholders who share an address and receive multiple copies of our Annual Report and proxy materials may also request to receive a single copy following the instructions above.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table shows the amount of common stock beneficially owned on March 28, 2012 (unless otherwise indicated) by holders of more than 5% of the outstanding shares of any class of our voting securities, other than with respect to Mr. Boone Pickens (one of our founders and a member of our Board) whose ownership is included in the second table below.

        We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the two tables below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws.

        Applicable percentage ownership is based on 86,301,667 shares of common stock outstanding on March 28, 2012. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed as outstanding shares of common stock (i) subject to options held by that person that are currently exercisable or exercisable within 60 days of March 28, 2012 and, (ii) underlying convertible notes held by that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner	Common Shares Beneficially Owned	Percent of Common Shares Outstanding
Madeleine Pickens(1)	20,071,320	23.13%
c/o Clean Energy Fuels Corp.
3020 Old Ranch Parkway, Suite 400
Seal Beach, CA 90740
Entities affiliated with Temasek Holdings (Private) Limited(2)	7,550,000	8.27%
60B Orchard Road, #06-18 Tower 2
The Atrium@Orchard
Singapore 238891
Properon International Limited(3)	5,950,000	6.89%
Sea Meadow House
Blackburne Highway
(P.O. Box 116)
Road Town, Tortola
British Virgin Islands
Entities affiliated with RRJ Capital Ltd(4)	2,671,536	3.0%
Scotia Centre (P.O. Box 268)
Grand Cayman KY1-1104, Cayman Islands

(1)
Madeleine Pickens is the wife of Boone Pickens. The beneficial ownership reported in the table includes 18,521,320 shares beneficially owned by Boone Pickens. Ms. Pickens disclaims beneficial ownership over these shares.

(2)
Based on a Schedule 13G filed on February 14, 2012, as of December 31, 2011, each of Temasek Holdings (Private) Limited (Temasek Holdings) and Tembusu Capital Pte. Ltd (Tembusu) may be deemed to beneficially own (i) an aggregate of 2,550,000 shares and (ii) $75,000,000 of principal amount of 7.5% convertible notes due 2016 (2016 Convertible Notes), which may be converted into not more than 5,000,000 shares of common stock. Each of Thomson Capital Pte. Ltd. (Thomson) and Anderson Investments Pte. Ltd. (Anderson) may be deemed to beneficially own

  $65,000,000 of the $75,000,000 principal amount of the 2016 Convertible Notes, which may be converted into not more than 4,333,333 shares, which are directly owned by Springleaf Investments Pte. Ltd. (Springleaf). Springleaf is wholly owned by Anderson, which in turn is wholly owned by Thomson. Each of Seatown Holdings Pte Ltd (Seatown) and Marina Capital Pte. Ltd. (Marina) may be deemed to beneficially own, and Lionfish Investments Pte. Ltd. (Lionfish) directly owns, (i) an aggregate of 2,550,000 shares and (ii) $10,000,000 of the $75,000,000 principal amount of the 2016 Convertible Notes, which may be converted into not more than 666,667 shares. Lionfish is wholly owned by Marina, which in turn is wholly owned by Seatown. Springleaf, Anderson, Marina and Lionfish are each indirectly wholly owned by Tembusu. Thompson and Seatown are each wholly owned by Tembusu. Tembusu is wholly owned by Temasek Holdings, which is wholly owned by the Government of the Republic of Singapore. Thomson, Anderson and Springleaf expressly disclaim beneficial ownership over the 2016 Convertible Notes and the shares that Lionfish directly owns.

(3)
Based on a Schedule 13G filed on February 14, 2012, as of December 31, 2011, Properon International Limited (Properon) directly owns 5,950,000 shares of common stock. Properon is wholly owned by Mr. Richard Ong. Mr. Ong disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(4)
Based on a Schedule 13G filed on February 14, 2012, as of December 31, 2011, each of RRJ Capital Ltd (RRJ Capital), RRJ Capital Master Fund I, L.P. (RRJ CM Fund I) and Greenwich Asset Holding Ltd (Greenwich) may be deemed to beneficially own $70,000,000 of principal amount of the 2016 Convertible Notes that are directly owned by Greenwich, which may be converted into not more than 2,671,536 shares of common stock (due to a restriction in the 2016 Convertible Notes that no conversion may result in the holding entity and its affiliates holding more than an aggregate of 9.99% of the Company's outstanding common stock). Greenwich is wholly owned by RRJ CM Fund I. RRJ Capital is the general partner of RRJ CM Fund I. RRJ Capital, through its board of directors, exercises investment discretion for RRJ CM Fund I. RRJ Capital is wholly owned by Mr. Richard Ong. Properon disclaims beneficial ownership of the $70,000,000 principal amount of 2016 Convertible Notes held directly by Greenwich and beneficially owned by RRJ Capital and RRJ CM Fund I. Mr. Ong specifically disclaims beneficial ownership in the 2016 Convertible Notes, except to the extent of his pecuniary interest therein, because the board of directors of RRJ Capital, which consists of seven directors, exercises investment discretion for RRJ CM Fund I.

        The following table presents information concerning the beneficial ownership of the shares of our common stock as of March 28, 2011 by:

  •
  each of our named executive officers and current directors that is a beneficial owner of 5% of more of our outstanding shares of common stock, and

  •
  all of our named executive officers and directors as a group.

        The address of each beneficial owner listed in the table is c/o Clean Energy Fuels Corp., 3020 Old Ranch Parkway, Suite 400, Seal Beach, CA 90740.

	Common Shares Beneficially Owned
Name of Beneficial Owner	Number	%
Directors and Named Executive Officers:
Boone Pickens(1)	20,071,320	23.13%
Andrew J. Littlefair(2)	1,895,439	2.15%
James N. Harger(3)	1,190,031	1.37%
Richard R. Wheeler(4)	615,453	*
Mitchell W. Pratt(5)	904,297	1.04%
Barclay F. Corbus(6)	508,132	*
John S. Herrington(7)	298,206	*
Warren I. Mitchell(8)	277,615	*
Kenneth M. Socha(9)	122,248	*
James C. Miller, III(10)	65,456	*
Vincent C. Taormina(11)	135,515	*
James E. O'Connor	3,000	*
All current officers and directors as a group (11 persons)(12)	26,086,712	28.37%

*
Represents less than 1%.

(1)
Beneficial ownership includes: (a) 481,600 options exercisable within 60 days of March 28, 2012; and (b) 1,550,000 shares held by Madeleine Pickens, his wife. Mr. Pickens disclaims beneficial ownership over the 1,550,000 shares held by Madeleine Pickens. As of March 28, 2012, 16,539,720 shares held by Mr. Pickens are pledged as collateral to financial institutions.

(2)
Beneficial ownership includes 1,653,990 shares subject to options exercisable within 60 days of March 28, 2012.

(3)
Beneficial ownership includes 855,453 shares subject to options exercisable within 60 days of March 28, 2012.

(4)
Beneficial ownership includes 615,453 shares subject to options exercisable within 60 days of March 28, 2012.

(5)
Beneficial ownership includes 884,297 shares subject to options exercisable within 60 days of March 28, 2012. 78,530 of the 884,297 shares subject to options exercisable within 60 days of March 28, 2012 are held by the Pratt Family Trust, over which Mr. Pratt possesses voting and investment control.

(6)
Beneficial ownership includes 495,453 shares subject to options exercisable within 60 days of March 28, 2012.

(7)
Beneficial ownership includes 197,615 shares subject to options exercisable within 60 days of March 28, 2012. 35,254 of the 197,615 shares subject to options exercisable within 60 days of March 28, 2012 are held by the J&L Herrington 2002 Family Trust, over which Mr. Herrington possesses voting and investment control.

(8)
Beneficial ownership includes 237,615 shares subject to options exercisable within 60 days of March 28, 2012.

(9)
Beneficial ownership includes 56,638 shares subject to options exercisable within 60 days of March 28, 2012.

(10)
Beneficial ownership includes 65,356 shares subject to options exercisable within 60 days of March 28, 2012.

(11)
Beneficial ownership includes 97,615 shares subject to options exercisable within 60 days of March 28, 2012.

(12)
Beneficial ownership includes 5,641,085 shares subject to options and warrants exercisable within 60 days of March 28, 2012.

 PROPOSAL NO. 1

ELECTION OF DIRECTORS

        Our Board, acting pursuant to our bylaws, has determined that the number of directors constituting the full Board shall be eight at the present time. The Board has, upon recommendation of our nominating and corporate governance committee, nominated Andrew J. Littlefair, Warren I. Mitchell, John S. Herrington, James C. Miller III, James E. O'Connor, Boone Pickens, Kenneth M. Socha and Vincent C. Taormina for reelection as members of the Board.

        Each of the nominees is currently a director of our Company. Each newly elected director will serve a one-year term until the next annual meeting of stockholders or until his successor is duly qualified and elected. During the course of a term, the Board may appoint a new director to fill any vacant spot, including a vacancy caused by an increase in the size of the Board. The new director will complete the term of the director he or she replaced. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve. However, if any nominee cannot serve, then your proxy will be voted for another nominee proposed by the Board, or if no nominee is proposed by the Board, a vacancy will occur.

        We, as a matter of policy, encourage our directors to attend meetings of stockholders, and in 2011, all of our directors attended our annual meeting. There are no family relationships between any nominees or executive officers of our Company, and there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was or is selected as a director or nominee.

Nominees for Director

        You are being asked to vote on the eight director nominees listed below. Unless otherwise instructed, the proxy holders will vote the proxies received by them for these eight nominees. All of our nominees for director are current members of our Board. The names of the director nominees, their ages as of January 31, 2012, and other information about them are shown below.

Name of Director Nominee	Age	Position
Andrew J. Littlefair	51	President, Chief Executive Officer and Director
Warren I. Mitchell	74	Chairman of the Board
John S. Herrington	72	Director
James C. Miller III	69	Director
James E. O'Connor	62	Director
Boone Pickens	83	Director
Kenneth M. Socha	65	Director
Vincent C. Taormina	56	Director

        Andrew J. Littlefair, one of our founders, has served as our President, Chief Executive Officer and a director since June 2001. From 1996 to 2001, Mr. Littlefair served as President of Pickens Fuel Corp. From 1987 to 1996, Mr. Littlefair served in various management positions at Mesa, Inc., an energy company of which Boone Pickens was Chief Executive Officer. From 1983 to 1987, Mr. Littlefair served in the Reagan Administration as a Staff Assistant to the President. Mr. Littlefair served as Chairman of NGV America, the leading U.S. advocacy group for natural gas vehicles, from March 1993 to March 2011. Mr. Littlefair earned a B.A. from the University of Southern California. Mr. Littlefair served on the board of directors of Westport Innovations Inc., a Canadian company publicly traded on the NASDAQ Global Market, from 2007 to June 2010, and has served on the board of directors of PlainsCapital Corporation, a reporting company under the Exchange Act, since 2009.

        Warren I. Mitchell has served as our Chairman of the Board and a director since May 2005. For over 40 years until his retirement in 2000, Mr. Mitchell worked in various positions at Southern California Gas Company, including as President beginning in 1990 and Chairman beginning in 1996. Mr. Mitchell currently serves on the board of directors of The Energy Coalition, a non-profit organization devoted to education on energy management, and on the board of directors of a privately held technology company. Mr. Mitchell earned a B.S. and an M.B.A. from Pepperdine University.

        John S. Herrington has served as a director of our Company since November 2005. For over a decade, Mr. Herrington has been a self-employed businessman and attorney-at-law. From 1985 to 1989, Mr. Herrington served as the U.S. Secretary of Energy, and from 1983 to 1985, Mr. Herrington served as Assistant to the President for presidential personnel in the Reagan Administration. From 1981 to 1983, Mr. Herrington served as Deputy Assistant to the President and Assistant Secretary of the Navy. Mr. Herrington earned an A.B. from Stanford University and a J.D. and an LL.B. from the University of California, Hastings College of the Law.

        James C. Miller III has served as a director of our Company since May 2006. Mr. Miller served on the board of governors of the United States Postal Service from April 2003 to December 2011 and as its chairman from January 2005 to 2008. Mr. Miller has served on the boards of directors of the Washington Mutual Investors Fund since October 1992 and the J.P. Morgan Value Opportunities Fund since December 2001. From 1981 to 1985, Mr. Miller was Chairman of the U.S. Federal Trade Commission in the Reagan Administration, and also served as Director of the U.S. Office of Management and Budget from 1985 to 1988. Mr. Miller served on the board of directors of FLYI, Inc., formerly Atlantic Coast Airlines, Inc., a Delaware company publicly traded on the NASDAQ Global Market from 2004 to 2006. Mr. Miller earned a B.B.A. from the University of Georgia and a Ph.D. from the University of Virginia.

        James E. O'Connor has served as a director of the Company since September 2011. Mr. O'Connor has more than 30 years of experience in the waste industry. He was most recently a senior executive at Republic Services where he served as Chief Executive Officer from December 1998 to January 2011 and as Chairman of the Board from January 2003 to May 2011. From 1972 to 1978 and from 1982 to 1998, Mr. O'Connor served in various positions with Waste Management, Inc., including Senior Vice President from 1997 to 1998, Area President of Waste Management of Florida, Inc. from 1992 to 1997, Senior Vice President of Waste Management—North America from 1991 to 1992 and Vice President—Southeastern Region from 1987 to 1991. Mr. O'Connor is currently a member of the Board of Directors of Canadian National Railway Company, a Canadian company publicly traded on the New York Stock Exchange. Mr. O'Connor received a B.A. from DePaul University.

        Boone Pickens has served as a director of our Company since June 2001 and founded Pickens Fuel Corp. in 1996. Mr. Pickens has served as the Chairman and Chief Executive Officer of BP Capital, L.P. since he founded the company in 1996, and is also active in management of the BP Capital Equity Fund and BP Capital Commodity Fund, which are privately held investment funds. Mr. Pickens also serves on the board of directors of EXCO Resources, Inc., a publicly traded energy company. Mr. Pickens was the founder of Mesa Petroleum Company, an oil and gas company, and served as Chief Executive Officer and a director of it and its successors from 1956 to 1996. Mr. Pickens earned a B.S. from Oklahoma State University.

        Kenneth M. Socha has served as a director of our Company since January 2003. Since 1995, Mr. Socha has served as a Senior Managing Director of Perseus, L.L.C. and its predecessors, a merchant bank and private equity fund management company. Previously, Mr. Socha practiced corporate and securities law as a partner in the New York office of Dewey Ballantine. Mr. Socha served on the board of directors of Westport Innovations Inc., a Canadian company publicly traded on the NASDAQ Global Market, from 2006 to 2007. Mr. Socha earned an A.B. from the University of Notre Dame and a J.D. from Duke University Law School.

        Vincent C. Taormina has served as a director of our Company since April 2008. Mr. Taormina is the former Chief Executive Officer of Taormina Industries, Inc., one of California's largest solid waste and recycling companies. In 1997, Taormina Industries merged with Republic Services, a publicly-held waste handling company that operates throughout the United States. Mr. Taormina served as Regional Vice-President of Republic Services from 1997 to 2001, managing the overall operations of eleven western states. Since 2001, Mr. Taormina has served and continues to serve as a consultant to Republic Services and operates his own investment company. Mr. Taormina is a past President of the Orange County Solid Waste Management Association, past President Elect of the California Refuse Removal Council and a former board member of the Waste Recyclers Council for the National Solid Waste Management Board.

Required Vote and Board Recommendation

        Directors will be elected by a plurality of the votes cast on this proposal by shares present in person or represented by proxy and entitled to vote on the election of directors at the Annual Meeting. The nominees who receive the highest number of votes of the votes cast by shares of common stock present in person or represented by proxy at the Annual Meeting will be elected. Abstentions and broker non-votes, if any, will have no impact on the election of directors.

OUR BOARD RECOMMENDS A VOTE "FOR" THE ELECTION
TO THE BOARD OF EACH OF THESE NOMINEES

 PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We are asking you to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012. KPMG LLP has audited our financial statements annually since 2001. Representatives of KPMG LLP are expected to be at the Annual Meeting to answer any questions and make a statement should they choose to do so.

        Although our bylaws do not require that our stockholders approve the appointment of our independent registered public accounting firm, our Board is submitting the selection of KPMG LLP as our independent registered public accounting firm to our stockholders for ratification as a matter of good corporate practice. If our stockholders vote against the ratification of KPMG LLP, our Board will reconsider whether to retain the firm. Even if our stockholders ratify the appointment, our Board may choose to appoint a different independent registered public accounting firm at any time during the year if our Board determines that such a change would be in the best interests of our Company and our stockholders.

Independent Registered Public Accounting Firm Fees and Services

        The following table presents fees for the audit of our annual financial statements as of and for the fiscal years ended December 31, 2010 and December 31, 2011, and fees billed for other services rendered by KPMG LLP during those periods.

	2010($)	2011($)
Audit Fees(1)	899,250	918,000
Audit Related Fees(2)	—	—
Tax Fees(3)	282,372	341,434
All Other Fees(4)	—	—

Total	1,182,622	1,259,434

(1)
Audit Fees consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports, the audit of our internal control over financial reporting, audits of stand-alone financial statements of certain of our subsidiaries, professional services rendered in connection with our filing of various registration statements (i.e. Form S-8 and Form S-3 registration statements, including related comfort letters) and other professional services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements.

(2)
Audit Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under Audit Fees. During fiscal years 2010 and 2011 there were no such services rendered to us by KPMG LLP.

(3)
Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning (domestic and international). These services include assistance regarding federal, state and international tax compliance, acquisitions and international tax planning.

(4)
All Other Fees consist of fees for products and services other than the services reported above. During fiscal years 2010 and 2011 there were no such services rendered to us by KPMG LLP.

Pre-Approval Policies and Procedures

        As a matter of policy, all audit and non-audit services provided by our independent registered public accounting firm are approved in advance by the audit committee of the Company, which considers whether the provision of non-audit services is compatible with maintaining such firm's independence. All services provided by KPMG LLP during fiscal years 2010 and 2011 were pre-approved by the audit committee. The audit committee has considered the role of KPMG LLP in providing services to us for the fiscal year ended December 31, 2011, and has concluded that such services are compatible with their independence as our auditors.

Required Vote and Board Recommendation

        Ratification of KPMG LLP as our independent registered public accounting firm requires the affirmative vote of the majority of the votes cast on this proposal by shares present in person or represented by proxy at the Annual Meeting. Accordingly, abstentions and broker non-votes, if any, will have no impact on the outcome of the vote for this proposal.

OUR BOARD RECOMMENDS A VOTE "FOR" RATIFICATION
OF KPMG LLP AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 CORPORATE GOVERNANCE

Director Independence

        Our Board has determined that Messrs. Mitchell, Herrington, Miller, O'Connor, Socha and Taormina meet the independence requirements under NASDAQ Marketplace Rule 5605(a)(2). Messrs. Littlefair and Pickens do not meet the independence requirements under NASDAQ Marketplace Rule 5605(a)(2) for the following reasons: (1) Mr. Littlefair is our President and Chief Executive Officer; and (2) Mr. Pickens was a party to material transactions, relationships and arrangements with our Company described in "Certain Relationships and Related Party Transactions" below.

        In the course of determining whether Messrs. Mitchell, Herrington, Miller, O'Connor, Socha and Taormina were independent under NASDAQ Marketplace Rule 5605(a)(2), the Board considered the following transactions, relationships and arrangements not required to be disclosed in "Certain Relationships and Related Party Transactions":

  •
  With respect to Mr. Mitchell, the Board considered that Mr. Mitchell is an investor in certain funds controlled by Mr. Pickens and serves as the General Partner of a real estate investment vehicle in which Mr. Littlefair and Mr. Pickens are investors.

  •
  With respect to Mr. Herrington, the Board considered that Mr. Herrington is an investor in certain funds controlled by Mr. Pickens.

  •
  With respect to Mr. O'Connor, the Board considered his role as the former Chairman and Chief Executive Officer of Republic Services, a customer of the Company. The Board also considered that, pursuant to the terms of the retirement agreement he executed with Republic, Mr. O'Connor will receive certain future payments from Republic.

  •
  With respect to Mr. Taormina, the Board considered his business relationships, including his consulting arrangement with Republic Services, a customer of the Company.

Board Structure

        The Board has determined that our current structure of separating the roles of Chief Executive Officer and Chairman of the Board is in the best interests of the Company and our stockholders. Mr. Mitchell has served as Chairman of the Board since May 2005 and Mr. Littlefair has been the Chief Executive Officer of the Company since June 2001. As Chairman of the Board, Mr. Mitchell focuses on organizing Board activities to enable the Board to effectively provide guidance to and oversight and accountability of management. The Chairman of the Board, among other things, creates and maintains an effective working relationship with the Chief Executive Officer and other members of management and with the other members of the Board, provides the Chief Executive Officer ongoing direction as to Board needs, interests and opinions, and assures that the Board agenda is appropriately directed toward significant matters of the Company. Separating the roles of Chairman and Chief Executive Officer allows Mr. Littlefair, as Chief Executive Officer, to focus on carrying out the day to day direction and long term strategic goals of the Company.

        The functions of the Board are carried out by the full Board and, when delegated, by the Board Committees. Each director is a full and equal participant in the major strategic and policy decisions of our Company.

Board Committees

        We have an audit committee, compensation committee, nominating and corporate governance committee, derivative committee and stock option committee. Our Board also creates committees from time to time to approve financing transactions or other significant corporate transactions. Our Board and audit committee generally meet at least quarterly and our other committees meet on an as-needed basis. Each of the Board committees has the composition and responsibilities described below. Current copies of the charters of the audit committee, the compensation committee and the nominating and corporate governance committee, which have been adopted by the Board, are publicly available on our website at http://investors.cleanenergyfuels.com/governance.cfm.

        Audit committee.    Our audit committee consists of three directors, John S. Herrington, James C. Miller III and Vincent C. Taormina, all of whom our Board determined to be independent under SEC Rule 10A-3(b)(1) and NASDAQ Marketplace Rule 5605(a)(2). The audit committee held six meetings in fiscal 2011. The chair of the audit committee is Mr. Miller. Mr. Miller qualifies as an "audit committee financial expert" under the rules of the SEC. The Board determined that each audit committee member has sufficient knowledge in reading and understanding the Company's financial statements to serve on the audit committee. The functions of this committee include:

  •
  selecting and overseeing the engagement of a firm to serve as an independent registered public accounting firm to audit our financial statements;

  •
  helping to ensure the independence of our independent registered public accounting firm;

  •
  discussing the scope and results of the audit with our independent registered public accounting firm;

  •
  developing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;

  •
  meeting with our independent registered public accounting firm and our management to consider the adequacy of our internal accounting controls and audit procedures; and

  •
  approving all audit and non-audit services to be performed by our independent registered public accounting firm.

        We believe that the composition of our audit committee meets the criteria for independence under, and the functioning of our audit committee complies with the applicable requirements of, the Sarbanes Oxley Act of 2002 and the NASDAQ and SEC rules, including the requirement that the audit committee have at least one qualified financial expert.

        Compensation committee.    Our compensation committee consists of four directors, John S. Herrington, Warren I. Mitchell, James E. O'Connor and Kenneth M. Socha, all of whom our Board determined to be independent under NASDAQ Marketplace Rule 5605(a)(2). The compensation committee held five meetings in fiscal 2011. The chair of the compensation committee is Mr. Mitchell. The functions of this committee include:

  •
  determining or recommending to the Board the compensation of our executive officers, including annual cash bonuses and related performance criteria;

  •
  administering our stock and equity incentive plans;

  •
  reviewing and, as it deems appropriate, recommending to our Board, policies, practices, and procedures relating to the compensation of our directors, officers, and other managerial employees and the establishment and administration of our employee benefit plans; and

  •
  advising and consulting with our officers regarding managerial personnel and development.

        We believe that the composition of our compensation committee meets the criteria for independence under, and the functioning of our compensation committee complies with the applicable requirements of, the NASDAQ and SEC rules.

        Nominating and corporate governance committee.    Our nominating and corporate governance committee consists of four directors, John S. Herrington, James E. O'Connor, Kenneth M. Socha, and Vincent C. Taormina, all of whom our Board determined to be independent under NASDAQ Marketplace Rule 5605(a)(2). The nominating and corporate governance committee held three meetings in fiscal 2011. The chair of the nominating and corporate governance committee is Mr. Herrington. The functions of this committee include:

  •
  establishing standards for service on our Board;

  •
  identifying, evaluating and recommending nominees to our Board and committees of our Board;

  •
  conducting searches for appropriate directors;

  •
  evaluating the performance of our Board and of individual directors;

  •
  considering and making recommendations to the Board regarding the size and composition of the board and its committees;

  •
  reviewing developments in corporate governance practices; and

  •
  evaluating the adequacy of our corporate governance practices and reporting.

        We believe that the composition of our nominating and corporate governance committee meets the criteria for independence under, and the functioning of our nominating and corporate governance committee complies with the applicable requirements of, the NASDAQ and SEC rules.

        Derivative committee.    Our derivative committee consists of three directors, Andrew J. Littlefair, James C. Miller III and Warren I. Mitchell. The derivative committee did not meet in fiscal 2011. The chair of the derivative committee is Mr. Littlefair. The functions of this committee include:

  •
  formulating derivative strategy and directing derivative activities;

  •
  engaging and meeting with advisors regarding derivative activities and strategies; and

  •
  making recommendations to the Board regarding derivative strategy and activity.

        Stock option committee.    In February 2012, we formed the stock option committee, which consists of two directors, Andrew J. Littlefair and Warren I. Mitchell. Subject to certain restrictions, this committee is authorized to grant stock options under our Amended and Restated 2006 Equity Incentive Plan (2006 Plan) to new employees of the Company.

Meetings of the Board

        During fiscal 2011, our Board held six meetings and each director attended at least 75% of all meetings of the Board and applicable committees during the periods that he served. Our independent directors typically hold at least two executive sessions without management present each year.

The Board's Role in Risk Oversight

        The Board and each of the Board committees regularly discuss risks confronting our business in the context of their respective review and approval of corporate financial risk management, corporate strategy, acquisitions, compensation, derivative transactions, corporate governance and financing transactions. When granting authority to management and approving business and marketing strategies, the Board considers, among other things, the risks and vulnerabilities we face. Additionally, the Board holds annual strategic planning sessions with senior management in which they review and analyze, among other items, political and legislative risk, environmental and regulatory risk, commodity based exposures and the risks associated with depending on third parties to assist in developing our industry, for example in the manufacture of heavy duty trucks and other vehicles that operate on natural gas.

Our Board also regularly reviews our cash management practices, derivative exposure and budget variance. Members of management prepare regular reports for the Board which are reviewed at Board meetings and address the risks confronting our business.

        As part of its oversight function, the Board monitors how management operates the Company, in part, through its committee structure as follows:

  •
  The audit committee considers risk issues associated with our overall financial reporting and disclosure process and accounting policies, and periodically meets with and receives reports from management to discuss these risks.

  •
  The compensation committee is responsible for oversight of risk associated with our compensation practices and policies.

  •
  The nominating and corporate governance committee is responsible for oversight of Board processes and corporate governance-related risks.

  •
  The derivative committee oversees the Company's hedging activities in an effort to minimize financial risk associated with fixed price sales contracts and hedging activity.

Code of Ethics

        We have adopted a written code of ethics, applicable to our directors, officers and employees in accordance with the rules of NASDAQ and the SEC, that sets forth standards for how we work together within the Company, how we protect the value of the Company, and how we work with customers, suppliers, and others. Uncompromising integrity and professionalism are the cornerstones of our business. Our code of ethics is designed to deter wrongdoing and to promote:

  •
  honest and ethical conduct amongst customers and colleagues;

  •
  full, fair, accurate, timely and understandable disclosure in reports and documents that we file with the SEC and in our other public communications;

  •
  compliance with applicable laws, rules and regulations, including insider trading compliance,

  •
  protection of the Company's assets and reputation;

  •
  actions in the best interest of the Company and the avoidance of conflicts of interest; and

  •
  accountability for adherence to the code and prompt internal reporting of violations of the code, including illegal or unethical behavior regarding accounting or auditing practices.

        The audit committee of our Board will review our code of ethics periodically and may propose or adopt additions or amendments that it determines are required or appropriate. Our code of ethics is posted on our website at http://investors.cleanenergyfuels.com/governance.cfm.

Equity Ownership by the Board

        Pursuant to stock ownership guidelines recommended by our nominating and corporate governance committee and as approved by the Board, each director is expected to own at least 1,000 shares of our common stock during their term of service as a director, with new directors expected to purchase at least that number of shares within 180 days of commencement of service as a director or at the earliest legally permissible opportunity, if later than 180 days after election or appointment. We expect each of our current directors to satisfy these guidelines at the earliest legally permissible opportunity.

Compensation Committee Interlocks and Insider Participation

        Our compensation committee consists of Messrs. Herrington, Mitchell, O'Connor and Socha. No member of our compensation committee is a present or former executive officer or employee of the Company or any of its subsidiaries or has any relationship requiring disclosure below under "Certain Relationships and Related Party Transactions" pursuant to SEC rules. No executive officer of our Company (1) served as a member of the compensation committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire board) of another entity, one of whose executive officers served on our Company's compensation committee, (2) served as a director of another entity, one of whose executive officers served on our Company's compensation committee, or (3) served as a member of the compensation committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board) of another entity, one of whose executive officers served as a director of our Company.

Stockholder Communications with the Board

        We have adopted a formal process by which stockholders and interested parties may communicate with our Board which is available on our website at http://investors.cleanenergyfuels.com/contactboard.cfm. Communications to the Board must either be in writing and sent care of the Corporate Secretary by mail to our offices at 3020 Old Ranch Parkway, Suite 400, Seal Beach, California 90740, or delivered via e-mail to mpratt@cleanenergyfuels.com. This centralized process will assist the Board in reviewing and responding to stockholder and interested party communications in an appropriate manner. The name of any specific intended recipient should be noted in the communication. All communications (i) must be accompanied by a statement of the type and amount of the securities of our Company that the person holds, (ii) must identify any special interest, meaning an interest not in the capacity of a stockholder of our Company, of the person submitting the communication, and (iii) the address, telephone number and e-mail address, if any, of the person submitting the communication. The Board has instructed the Corporate Secretary to forward such correspondence; however, before forwarding any correspondence, the Board has also instructed the Corporate Secretary to review such correspondence and, in the Corporate Secretary's discretion, not to forward certain items if they are deemed of a personal, illegal, commercial, offensive or frivolous nature or otherwise inappropriate for director consideration.

Stockholder Recommendations for Membership on our Board

        Our nominating and corporate governance committee is responsible for evaluating properly submitted stockholder recommendations of candidates for membership on the Board in accordance with our Corporate Governance Guidelines and as described below under "Identifying and Evaluating Nominees for Directors." In evaluating such recommendations, the nominating and corporate governance committee will consider the membership criteria set forth below under "Director Qualifications." Any stockholder recommendations proposed for consideration by the nominating and corporate governance committee should include the nominee's name and qualifications for membership on the Board and should be addressed to: Mitchell Pratt, Corporate Secretary, Clean Energy Fuels Corp., 3020 Old Ranch Parkway, Suite 400, Seal Beach, CA 90740.

        In any recommendation of candidates, the recommending stockholder must include a statement in writing setting forth the following:

            (i)  as to each person whom the stockholder proposes to nominate for election or re-election as a director:

    •
    the name, age, business address and residence address of the person or persons to be nominated;

    •
    the principal occupation or employment of such person or persons;

    •
    the class and number of all shares of each class of our capital stock owned beneficially and of record by the nominee;

    •
    a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder; and

    •
    any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act (including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected);

           (ii)  as to the stockholder sending the recommendation, the name and record address of the stockholder, the class and number of shares of the Company's stock which are beneficially owned by the stockholder, any material interest of the stockholder in the nomination and any other information which is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act;

          (iii)  as to the stockholder giving the notice and any Stockholder Associated Person (defined below), to the extent not set forth pursuant to the immediately preceding clause, whether and the extent to which any Relevant Hedge Transaction (defined below) has been entered into; and

          (iv)  as to the stockholder giving the notice and any Stockholder Associated Person, (1) whether and the extent to which any Derivative Instrument (defined below) is directly or indirectly beneficially owned, (2) any rights to dividends on our shares owned beneficially by such stockholder that are separated or separable from the underlying shares, (3) any proportionate interest in our shares or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (4) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of our shares or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder's immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date).

    •
    A "Stockholder Associated Person" of any stockholder means (i) any person controlling or controlled by, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of our stock owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person;

    •
    A "Relevant Hedge Transaction" is any hedging or other transaction or series of transactions, or any other agreement, arrangement or understanding (including, but not limited to, any short position or any borrowing or lending of shares of stock), the effect or intent of which is to mitigate loss or increase profit to or manage the risk or benefit of stock price changes for, or to increase or decrease the voting power of, a stockholder with respect to any share of our stock; and

    •
    "Derivative Instrument" means any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of our shares, whether or not such instrument or right shall be subject to settlement in the underlying class or series of our capital stock or otherwise, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of our shares.

        We may require any proposed nominee to furnish such other information as may reasonably be required by us to determine the eligibility of such proposed nominee to serve as a director.

Director Qualifications

        Under our Corporate Governance Guidelines, our nominating and corporate governance committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics of new board members as well as the composition of the Board as a whole. This assessment includes members' qualification as independent, as well as consideration of diversity, age, skills, and experience in the context of the needs of the Board.

        All of our directors bring to our Board a wealth of executive leadership experience derived from their service as executives, senior government officials and board members of other organizations. Certain individual qualifications and skills of our directors that contribute to the Board's effectiveness as a whole are described in the following paragraphs.

          Andrew J. Littlefair.    Mr. Littlefair's experience as co-founder and Chief Executive Officer of our Company gives him unique insight into our Company's operations, challenges and opportunities.

          Warren I. Mitchell.     Mr. Mitchell has extensive knowledge of the natural gas industry obtained during his long and distinguished career at the Southern California Gas Company. Mr. Mitchell also provides leadership to our Board, served as President and Chairman of the Southern California Gas Company, and remains actively involved in the energy industry through his role as Chairman of the Energy Coalition.

          John S. Herrington.     Mr. Herrington has a profound understanding of energy markets and policy gained during his service as the U.S. Secretary of Energy. He also brings to our Board the perspective of an entrepreneur, the legal insight of an attorney and the discipline of a marine officer.

          James C. Miller.     Mr. Miller has significant financial expertise and extensive knowledge of regulatory affairs gained during his service on the board of governors of the United States Postal Service, Chairman of the U.S. Federal Trade Commission and Director of the U.S. Office of Management and Budget. Mr. Miller brings to our Board financial acumen and experience dealing with large and financially complex organizations.

          James E. O'Connor.     Mr. O'Connor brings to our Board substantial executive leadership experience, including his service as Chairman and Chief Executive Officer of a public company, along with extensive knowledge of, and key business contacts in, the refuse industry.

          Boone Pickens.    Mr. Pickens brings to our Board his experience as an energy industry entrepreneur, legendary deal-maker and unparalleled advocate on U.S. energy policy.

          Kenneth M. Socha.     Mr. Socha brings to our Board legal insight gained during his distinguished legal career and the perspective and financial acumen of a highly successful private equity investor gained during his tenure as a Senior Managing Director of Perseus, L.L.C.

          Vincent C. Taormina.     Mr. Taormina brings to our Board the perspective of a highly successful entrepreneur and industry leader in the refuse and recycling industry, one of our key market segments.

Identifying and Evaluating Nominees for Directors

        Our nominating and corporate governance committee utilizes a variety of methods for identifying and evaluating nominees for directors. Our nominating and corporate governance committee has the duty of identifying individuals qualified to become members of the Board. Candidates may come to the attention of the nominating and corporate governance committee through current members of our Board, professional search firms, stockholders or other persons. These candidates will be evaluated by our nominating and corporate governance committee and may be considered at any point during the year. As described above, our nominating and corporate governance committee will consider properly submitted stockholder recommendations for candidates for our Board. Following verification of the stockholder status of persons recommending candidates, recommendations will be aggregated and considered by our nominating and corporate governance committee. If any materials are provided by a stockholder in connection with the recommendation of a director candidate, such materials will be forwarded to our nominating and corporate governance committee. Stockholder recommendations that comply with our procedures will receive the same consideration that our nominating and corporate governance committee nominees receive.

Director Diversity

        Although the Company does not have a formal diversity policy, the nominating and corporate governance committee seeks to assemble a board of directors that brings to our Company a variety of perspectives, skills, expertise, and sound business understanding and judgment, derived from high quality business, professional, governmental, community and natural gas and energy industry experience. The nominating and corporate governance committee monitors its assessment of diversity as part of the annual self-evaluation process.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of our common stock (see "Security Ownership of Certain Beneficial Owners and Management" above for identification of those persons who are beneficial owners of more than 10% of our common stock) to file reports of ownership and changes in ownership with the SEC. Based solely on copies of these reports provided to us and written representations that no other reports were required, we believe that these persons met all of the applicable Section 16(a) filing requirements during fiscal 2011.

 INFORMATION ABOUT OUR EXECUTIVE OFFICERS

        The names of our current executive officers, their ages as of January 31, 2012, and their positions are shown below. Biographical summaries of each of our executive officers who are not also members of our Board are included below.

Name	Age	Position Held
Andrew J. Littlefair	51	President, Chief Executive Officer and Director
Richard R. Wheeler	47	Chief Financial Officer
James N. Harger	53	Chief Marketing Officer
Mitchell W. Pratt	52	Chief Operating Officer and Corporate Secretary
Barclay F. Corbus	45	Senior Vice President, Strategic Development

        Richard R. Wheeler has served as our Chief Financial Officer since February 2003. From November 2001 to January 2003, Mr. Wheeler served as Chief Financial Officer of Blue Energy & Technologies LLC, a privately held natural gas vehicle fuels company that we acquired in December 2002. From May 2000 to October 2001, Mr. Wheeler served as Executive Vice President and Chief Financial Officer of Encoda Systems, Inc., a privately held software company. Mr. Wheeler earned a B.S. and an M.B.A. from the University of Colorado, Boulder and is a certified public accountant.

        James N. Harger was appointed Chief Marketing Officer in May 2009, served as our Senior Vice President, Marketing and Sales, from June 2003 to May 2009, and served as our Vice President, Marketing from June 2001 to June 2003. From 1997 to 2001, Mr. Harger served as Vice President, Marketing and Sales of Pickens Fuel Corp. From 1983 to 1997, Mr. Harger served in management positions at Southern California Gas Company, where he assisted in the launch of the natural gas vehicle program in 1992. Mr. Harger earned a B.S. from the University of California, Los Angeles, and an M.B.A. from Pepperdine University.

        Mitchell W. Pratt was appointed Chief Operating Officer in December 2010 and has served as our Corporate Secretary since December 2002. Prior to being appointed as Chief Operating Officer, Mr. Pratt served as our Senior Vice President, Engineering, Operations and Public Affairs, from January 2006 to December 2010. From August 2001 to December 2005, Mr. Pratt served as our Vice President, Business Development & Public Affairs. From 1983 to July 2001, Mr. Pratt held various positions in sales and marketing, operations and public affairs at Southern California Gas Company. Mr. Pratt earned a B.S. from the California State University at Northridge and an M.B.A. from the University of California, Irvine.

        Barclay F. Corbus has served as our Senior Vice President, Strategic Development, since September 2007. From July 2003 to September 2007, Mr. Corbus served as Co-Chief Executive Officer and a director of WR Hambrecht + Co, which managed our initial public offering. Mr. Corbus joined WR Hambrecht + Co in 1999 and, from October 2000 to July 2003, Mr. Corbus served as Head of Investment Banking of WR Hambrecht + Co. From 1989 to 1999, Mr. Corbus worked with Donaldson, Lufkin & Jenrette. Mr. Corbus serves as a director of Overstock.com, a publicly traded company. Mr. Corbus earned an A.B. from Dartmouth College and an M.B.A. from Columbia Business School.

 COMPENSATION DISCUSSION AND ANALYSIS

Overview

        This compensation discussion and analysis describes the material elements of the compensation awarded to, earned by, or paid to each person who served as our principal executive officer or principal financial officer during fiscal 2011 (Andrew J. Littlefair and Richard R. Wheeler, respectively), and the three most highly compensated executive officers who were serving as executive officers at the end of fiscal 2011 and who did not serve as our principal executive officer or principal financial officer (James N. Harger, Mitchell W. Pratt and Barclay F. Corbus, and together with Messrs. Littlefair and Wheeler, the "named executive officers"). This section also discusses our compensation philosophy and objectives, the methodologies used for establishing the compensation programs for the named executive officers, and the policies and practices to administer such programs.

        Our Company has been engaged in a period of rapid and substantial growth, which we expect to continue for the foreseeable future. During 2009, 2010 and 2011, our business significantly accelerated, and this resulted in considerable increases in revenue, gasoline gallon equivalents of compressed natural gas (CNG) and liquefied natural gas (LNG) delivered, completed fuel station projects and employee headcount. Revenue for the years ended December 31, 2009, 2010 and 2011 was $131.5 million, $211.8 million and $292.7 million, respectively. In 2009, 2010 and 2011, we delivered 101.0 million, 122.7 million and 155.6 million CNG and LNG gasoline gallon equivalents. We completed 29 station projects in 2009, 45 station projects in 2010 and 68 station projects in 2011. Our employee headcount increased from 229 at the end of 2009 to 1,036 at the end of 2011. During this period, we raised a substantial amount of capital to fund the growth of our business and we completed five key acquisitions. Further, to serve trucks that are moving goods around the country on natural gas, in 2011, we commenced building a nationwide network of LNG truck fueling stations, which we refer to as "America's Natural Gas Highway" or "ANGH," on the interstate highway system and in major metropolitan areas. We expect America's Natural Gas Highway to enable freight trucking coast to coast and border to border within the 48 continental states. Our plans call for the first phase of America's Natural Gas Highway to include approximately 150 fueling stations, with approximately 70 of these stations anticipated to be open in 33 states by the end of 2012, and the remainder scheduled to be completed in 2013. The opening of these stations is planned to coincide with the expected commercial availability of new natural gas truck engines from Cummins Westport, Inc. and Navistar International Corp. well suited for heavy-duty, over-the-road trucking in the U.S.

        Based on this strong performance, and to also motivate our named executive officers to sustain and manage our growth, the following compensation decisions were made in 2011:

  •
  Mr. Littlefair's base salary was increased by 13% and the base salaries of our other named executive officers were increased by between 6% to 22%;

  •
  Performance bonuses, based on achievement of specified performance objectives, were paid at 60.9% of base salary for Mr. Littlefair and at 41.3% of base salary for our other named executive officers;

  •
  Special cash bonuses were paid for completing significant capital raising transactions, securing commitments from national fleets and shippers to fuel at ANGH stations, and streamlining our operations capabilities; and

  •
  With the intent of aligning the interests of our executives with those of our shareholders, long-term equity incentives, in the form of stock options, were awarded.

Compensation Program Objectives and Philosophy

        Our compensation committee oversees the design and administration of our executive compensation program. The primary objectives of our executive officer compensation program are to (i) provide compensation that is fair in relation to an executive's experience, responsibilities, performance and tenure with our Company, as well as in relation to the compensation provided to other employees, (ii) attract, retain and motivate talented and dedicated executive officers, (iii) reward individual performance and achievement of key corporate objectives, (iv) reinforce business strategies and objectives that enhance shareholder value, and (v) align the interests of our executives with those of our shareholders. In order to achieve these objectives, we maintain an executive compensation program with the following elements: base salary, cash bonuses, equity incentives, post-termination severance, and acceleration of equity award vesting upon termination and/or change in control. Our compensation committee has drawn on its experience and its judgment in establishing programs it believes are appropriately rewarding and responsible for a growth company in a young and developing industry. The committee has not relied on tally sheets, internal pay equity studies, accumulated wealth analyses, benchmarking or similar tools that may be common in many mature companies' processes.

        The compensation committee has no formal policy, but does retain the discretion, to adjust or recover awards or payments made to its named executive officers if the relevant performance measures upon which they are based are restated or are otherwise adjusted in a manner that would reduce the size of the initial award or payment.

Review of Competitive Market Practices

        In prior years, we informally considered competitive market practices with respect to the salaries and total compensation of our named executive officers for the purpose of staying informed on current compensation levels and practices; however, we do not benchmark compensation levels based on this data nor do we determine our named executive officers' compensation based on market data for comparable company compensation levels. Our compensation committee did not conduct any market evaluation during 2011. Our studies of market data in prior years did not prove instructive, as we do not believe there are a sufficient number of comparable companies to evaluate.

Review of Shareholder Say-on-Pay Votes

        Consistent with the preference of our shareholders, which was expressed at the Company's annual meeting held in May 2011 (the 2011 Meeting), our shareholders have the opportunity to cast an advisory vote on executive compensation once every two years. At the 2011 Meeting our executive compensation received a 98.1% favorable advisory vote. The compensation committee believed this affirmed shareholders' support of the Company's approach to executive compensation, and therefore, the compensation committee did not change our compensation policies or decisions in 2011 as a result of the vote. In early 2012, however, the compensation committee determined that our executive compensation could be improved by awarding the compensation described below under "2012 Compensation Decisions." The Compensation Committee will continue to consider the outcome of the Company's say-on-pay votes when making future compensation decisions for the named executive officers.

Elements of Compensation

        Our named executive officers' compensation has the following components: base salary, cash bonuses, equity awards, and change in control and severance benefits. In addition, we provide our named executive officers with a variety of benefits that are generally available to all salaried employees.

        We view the various components of compensation as related, but distinct. Although our compensation committee reviews each named executive officer's total compensation, we do not believe that significant compensation derived from one component of compensation should negate or reduce compensation from other components. We determine the appropriate level for each compensation component based on the performance of the employee (including any extraordinary performance), the level of responsibility and commitment associated with the position and our business judgment and experience. In addition, our compensation decisions generally reflect our belief that employees with comparable levels of responsibility and performance deserve comparable compensation, and that employees with a greater degree of responsibility and performance deserve greater compensation on a relative basis. Our compensation committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and short term compensation, between cash and non-cash compensation, or among different forms of non-cash compensation.

        Our annual process of determining overall compensation for named executive officers has historically begun with recommendations made by Mr. Littlefair to our compensation committee. In making his recommendation, Mr. Littlefair considers a number of factors, including the seniority of the individual, the functional role of the position, the level of the individual's responsibility, the individual's performance and contribution to our overall business objectives, the individual's long-term commitment to our Company, and the scarcity of individuals with similar skills. Acting with the recommendation from Mr. Littlefair, our compensation committee makes the final determination of compensation for our named executive officers. The compensation committee determines the compensation of Mr. Littlefair. Mr. Littlefair also submits recommendations to the compensation committee regarding his own proposed compensation levels, which are taken under advisement by the committee.

  Assessment of Executive Officer Performance

        The compensation committee believes our executive officers are highly qualified, talented and dedicated to the Company, and that it would be difficult to replace any member of our executive team. The following is a summary of the performance of each executive officer.

Andrew J. Littlefair—President and Chief Executive Officer

        During 2010 and 2011, Mr. Littlefair directed the creation and execution of the Company's operating and strategic plans to increase revenue, achieve the Company's long and short term strategic growth objectives and profit targets and maximize return for stockholders. Mr. Littlefair also served as the Company's principal spokesperson and effectively conveyed the Company's message to customers, the investor community and the media. Mr. Littlefair's leadership of the Company led to positive financial and operating results in 2010 and 2011, with increases in total revenue and gasoline gallon equivalents delivered. Further, in 2010, Mr. Littlefair successfully oversaw the planning and execution of our acquisitions of I.M.W. Industries, Ltd. (IMW) and Wyoming Northstar Incorporated (Northstar), as well as our offering of 3.45 million shares of common stock. Also, in 2011, Mr. Littlefair spearheaded our initiative to build America's Natural Gas Highway and led our successful efforts to obtain commitments for $450 million to fund the growth of our business.

Richard R. Wheeler—Chief Financial Officer

        During 2010 and 2011, Mr. Wheeler directed the Company's financial operations, including financial plans and policies, accounting practices and procedures, financial and tax reporting functions and the disbursement of financial information to the investor community. Mr. Wheeler effectively provided direction to the Company with respect to increasing revenue, achieving its financial objectives, pursuing strategic investments and raising capital. Further, in 2010, Mr. Wheeler was instrumental in the acquisitions of IMW and Northstar, as well as the Company's common stock offering of 3.45 million shares. Also, in 2011, Mr. Wheeler played a key role in connection with our successful efforts to obtain commitments for $450 million to fund the growth of our business and provided critical leadership in connection with the Company's integration of IMW and Northstar into our financial operations.

James N. Harger—Chief Marketing Officer

        During 2010 and 2011, Mr. Harger directed the Company's marketing and sales strategies to optimize the growth of the Company, increase revenue and achieve the profit goals of the Company. Mr. Harger effectively led the Company's marketing team in its efforts to expand Clean Energy's presence in major market segments, such as trucking, airports, refuse and transit, with a focus on national fleets, and provided important guidance with respect to increasing the number of the Company's natural gas stations. In 2010 and 2011, Mr. Harger was instrumental in increasing our volume of gasoline gallon equivalents and promoting the transition of shippers, retailers and other truck fleet operators to the use of natural gas. Also, during 2011, Mr. Harger played key roles in determining where we will build ANGH stations and in securing commitments from fleets and shippers to fuel at those stations.

Mitchell W. Pratt—Chief Operating Officer and Corporate Secretary

        During 2010 and 2011, Mr. Pratt directed and managed the Company's operations, engineering, construction and public affairs teams, ensuring that the proper personnel were assembled to assess opportunities and carry out strategic activities, such as acquisitions integration and the build out of ANGH. Mr. Pratt also provided effective management and oversight of the Company's infrastructure growth in a variety of market segments. Mr. Pratt oversaw all subsidiaries, actively guiding their growth and alignment with overall corporate objectives. Mr. Pratt administered critical corporate governance matters in his role as Corporate Secretary and served as the focal point for communication between the Board, senior management and the Company's stockholders. Also, in 2010 and 2011, Mr. Pratt successfully oversaw the post-acquisition integration of BAF Technologies, Inc. (which we acquired in 2009), IMW and Northstar. Additionally, in 2011, Mr. Pratt played key leadership roles in the planning, engineering and construction of America's Natural Gas Highway, as well as in managing the increasingly complex operations of the Company.

Barclay F. Corbus—Senior Vice President, Strategic Development

        During 2010 and 2011, Mr. Corbus developed key growth opportunities, acquisitions and financing strategies for the Company. In 2010, Mr. Corbus effectively guided the Company through its acquisitions of IMW and Northstar and served a critical lead role in connection with the Company's offering of 3.45 million shares of common stock. Further, in 2010, Mr. Corbus made vital contributions toward securing our agreement with Pilot Travel Centers LLC, which permits us to build, own and operate public access natural gas fueling facilities at Pilot travel centers. In 2011, Mr. Corbus' efforts were key to our successful efforts to obtain commitments for $450 million to fund the growth of our business. Also, he was instrumental in developing our initiative to build America's Natural Gas Highway.

Base Salary

        We provide base salaries to recognize the experience, skills, knowledge and responsibilities required of our named executive officers, and to reward individual performance and contribution to our overall business goals. We also review competitive benchmarks for informational purposes only. The compensation committee uses its judgment and discretion in determining the amount of base salary and does not target a particular range in relation to salaries at other companies. Base salaries are reviewed annually.

        Proposed base salaries are prepared by Mr. Littlefair and recommended to the compensation committee for its consideration. In setting 2011 base salaries for our named executive officers, the compensation committee focused on Mr. Littlefair's recommendations, our overall performance and each executive's performance, the executive's experience, responsibilities and tenure with our Company, and our need to motivate and retain our executive officers. Based on these factors, the compensation committee increased 2011 base salaries for our named executive officers from 2010 levels, as follows:

Named Executive Officer	2010 Base Salary($)	2011 Base Salary($)
Andrew J. Littlefair	520,000	600,000
Richard R. Wheeler	345,000	365,000
James N. Harger	335,000	365,000
Mitchell W. Pratt	310,000	365,000
Barclay F. Corbus	286,000	350,000

  Annual Cash Bonus

        We believe a cash based incentive compensation program is important in order to focus our management on, and reward our executives for, achieving key Company objectives. Each year our compensation committee approves a cash bonus plan and pays bonuses after determining whether performance criteria set forth in the plan were satisfied. In setting the performance criteria, the compensation committee considers the recommendation of our management and competitive market practices. The performance criteria for cash bonus awards for the fiscal year 2011 were designed to incentivize management to make decisions that align our corporate goals with our stockholders' interests and mitigate the risk of executives approving high volume deals with low profit margins. For 2011, 25% of the total potential cash bonus award was based on the volume of gasoline gallon equivalents of natural gas delivered by us, 25% of the total potential cash bonus award was based on the target Adjusted EBITDA, a non-GAAP financial measure defined below, of our Company, 25% of the total potential cash bonus award was based on the Company's gross profit margin, and 25% of the total potential cash bonus award was based on achievement of the Company's strategic initiatives (as determined in the compensation committee's sole discretion). Under our annual cash bonus performance plan, if the Company exceeds a performance target, the executive officers receive a pro-rata portion of the incremental annual cash bonus amount, up to the next target limit. The financial performance criteria are prepared by our Chief Financial Officer based on our annual budget and presented to our compensation committee for review and approval, and the strategic initiatives are developed by our Chief Executive Officer and presented to our compensation committee for review and approval.

        For 2011, Adjusted EBITDA was defined as net income (loss) attributable to the Company, plus or minus income tax expense or benefit, plus or minus interest expense or income, net, plus depreciation and amortization expense, plus or minus the foreign currency losses or gains on the Company's notes issued as part of its acquisition of IMW, plus stock-based compensation charges, net of related tax benefits, and plus or minus any mark-to-market losses or gains on the Company's Series I warrants.

The table below shows Adjusted EBITDA for 2011 and also reconciles this non-GAAP financial measure to the GAAP measure net income (loss) attributable to the Company:

(in 000s)	Year Ended Dec. 31, 2011
Net Income (Loss) Attributable to Clean Energy	$(47,633)
Income Tax (Benefit) Expense	(703)
Interest (Income) Expense, Net	9,616
Depreciation and Amortization	30,406
Foreign Currency (Gain) Loss on IMW Purchase Notes	588
Stock Based Compensation, Net of Tax Benefits	13,473
Mark-to-Market (Gain) Loss on Series I Warrants	(2,655)

Adjusted EBITDA	$3,092

        Under our performance based annual cash bonus plan, Mr. Littlefair receives 70%, 100% or 150% of his base salary for achievement of the base, middle and maximum performance targets, respectively, by our Company. For each of Messrs. Wheeler, Pratt, Corbus and Harger, achievement of the base, middle and maximum performance targets by our Company result in a bonus equivalent to 50%, 70% or 100%, respectively, of his respective base salary. These performance percentages are as specified in the respective executive officers' employment agreements with the Company. Our compensation committee believes it is appropriate to reward our Chief Executive Officer with a higher percentage of his base salary for achievement of the performance targets due to the fact that the position of Chief Executive Officer is deemed by our compensation committee to be the most important and demanding position with the Company.

        The specific performance criteria approved by our compensation committee for 2011 are set forth in the table below:

Performance Criteria	Weighting	Base Target	Middle Target	Maximum Target
		(thousands)	(thousands)	(thousands)
Volume (in gasoline gallon equivalents)	25%	145,000	154,000	163,000
Adjusted EBITDA	25%	$15,000	$22,000	$29,000
Gross Profit Margin	25%	$77,000	$84,000	$91,000
Achievement of Strategic Initiatives	25%	—	—	—

        For 2011, our strategic initiatives included pursuing additional sources of LNG, entering agreements with additional shipper fleets, initiating construction of LNG stations at Pilot Flying J locations, signing 30 new station deals and having 82 stations in process by July 1, 2011, signing additional international customers for IMW, reducing our general and administrative expense as a percentage of sales by five percent, facilitating an exercise of the warrants held by Mr. Boone Pickens that expired on December 28, 2011, implementing an integrated sales approach, securing financing to expand our renewable natural gas (RNG) production facility in Dallas, Texas and commencing construction of such expansion, beginning construction of our Michigan RNG production facility, and securing an additional RNG project from Republic Services.

        In 2011, the Company delivered 155.6 million gasoline gallon equivalents, which exceeded the middle volume target by 1.6 million gallons, and recorded $3.1 million and $75.6 million in Adjusted EBITDA and gross profit margin, respectively, which did not meet the Company's base Adjusted EBITDA target or base gross profit margin target. In addition, the compensation committee determined that the Company achieved 90% of its strategic initiatives. Consequently, the amounts payable under our 2011 cash bonus plan were based solely on achievement of the volume and strategic initiatives performance criteria, and as further detailed in the table below, the compensation committee determined to award (i) Mr. Littlefair a bonus equal to 60.9% of his base salary and (ii) each of Messrs. Wheeler, Pratt, Harger and Corbus a bonus equal to 41.3% of their respective base salaries.

2011 Cash Bonus Plan Payout

Name	Percent of Base Salary Paid for Achievement of Volume Target	Percent of Base Salary Paid for Achievement of Adjusted EBITDA Target	Percent of Base Salary Paid for Achievement of Gross Profit Margin Target	Percent of Base Salary Paid for Achievement of Strategic Initiatives	Aggregate Percent of Base Salary Paid	Total Payout
Andrew J. Littlefair	27.1%	0%	0%	33.8%	60.9%	$365,650
Richard R. Wheeler	18.8%	0%	0%	22.5%	41.3%	$150,800
James N. Harger	18.8%	0%	0%	22.5%	41.3%	$150,800
Mitchell W. Pratt	18.8%	0%	0%	22.5%	41.3%	$150,800
Barclay F. Corbus	18.8%	0%	0%	22.5%	41.3%	$144,603

  Special Cash Bonuses

        Our compensation committee may, in its discretion, award additional special cash bonuses to reward extraordinary efforts by our named executive officers, not otherwise covered by the strategic initiatives metric in our annual bonus plan, coupled with successful results for our Company. In 2011, our compensation committee awarded the following special cash bonuses to our executive officers: (i) Messrs. Littlefair, Wheeler and Corbus were awarded $550,000, $150,000 and $300,000, respectively, for the key leadership, financial and execution contributions they respectively provided in connection with the capital raising transactions we completed in 2011; (ii) Mr. Harger was awarded $190,000 for his efforts during 2011 to obtain commitments from national fleets and shippers to fuel at ANGH stations; and (iii) Mr. Pratt was awarded $150,000 for leadership he provided during 2011 in the integration of our subsidiaries and the reorganization of our engineering, construction and operations departments.

  Equity Compensation

        We believe that long-term performance is achieved through an ownership culture that encourages performance by our named executive officers through the use of stock and stock based awards. Our stock compensation plans have been established to provide certain of our employees, including our named executive officers, with incentives to align those employees' interests with the interests of our stockholders. Our compensation committee believes the use of stock and stock based awards offers the best approach to achieving this goal. Our stock compensation plans have provided the principal method for our named executive officers to acquire equity or equity linked interests in our Company. The compensation committee develops its equity award determinations based on its judgments as to whether the equity awards provided to our named executive officers are sufficient to further our ownership culture and retain, motivate and adequately reward the executives.

        We sponsor a 2002 Stock Option Plan (2002 Plan) and the 2006 Plan. Upon the closing of our initial public offering, the 2006 Plan became effective and the 2002 Plan became unavailable for new awards. For more information about the 2002 Plan and the 2006 Plan, please read "Compensation of Directors and Executive Officers—Stock Incentive Plans" below. The 2002 Plan and the 2006 Plan are administered by our Board or our compensation committee. In the case of awards intended to qualify as "performance based compensation" excludable from the deduction limitation under Section 162(m) of the Internal Revenue Code, the administrator of the 2006 Plan will consist of two or more "outside directors" within the meaning of Section 162(m).

        In order to meet the objectives of our compensation program, we have historically awarded stock options to our named executive officers on an annual basis. Our compensation committee does not maintain any formal policies with respect to the timing of option grants. However, with respect to the timing of option grants to our named executive officers, such grants generally occur annually or at regularly scheduled meetings of our Board or our compensation committee (the administrators of our 2002 Plan and 2006 Plan), and are priced based on the closing price of our common stock on that date. For new hires, options are generally priced at the later to occur of the date of the meeting at which the Board or compensation committee approves the grant or the first date of employment.

        In January 2011, the compensation committee awarded stock options to our named executive officers that were designed to (i) incentivize them to continue with our Company for longer periods of time and (ii) tie a portion of their compensation to an increase in our stock price, which our compensation committee believed would result from the execution of our business strategies. The compensation committee also took into consideration our overall performance, each executive's performance, and our historical equity award practices. The options awarded in 2011 vest at a rate of one third of the shares originally subject to the options on each anniversary of the grant date, subject to the executive's continued service to our Company.

  Change in Control and Severance Payments

        The employment agreements of our named executive officers provide them benefits if their employment is terminated (other than for misconduct or voluntary termination that does not follow a change in control), including termination following a change in control. The compensation committee believes that our named executive officers' interests are best aligned with the interests of our stockholders, and we will be better able to retain their services, if they are entitled to these benefits. The details and amounts of such benefits are set forth below in the section entitled "Potential Payments Upon Termination or Change in Control."

        Stock options awarded under the 2006 Plan that are held by our named executive officers vest in full upon a change in control. We have not agreed, however, to make any excise tax "gross-up" payments to our executives. We believe this treatment for stock options is appropriate because: (i) it helps retain key employees during change in control discussions, especially more senior executive officers where equity represents a significant portion of their total pay package; and (ii) the Company that made the original equity grant may no longer exist after a change in control and employees should not be required to have the fate of their outstanding equity tied to the new company's future success.

Deductibility of Executive Compensation

        It is our policy generally to qualify compensation paid to executive officers for deductibility under Section 162(m) of the Internal Revenue Code. Section 162(m) generally prohibits us from deducting the compensation of certain executive officers that exceeds $1,000,000 unless that compensation is based on the achievement of objective performance goals. We believe the 2006 Plan and the 2002 Plan are structured to qualify stock options, restricted share and stock unit awards under such plan as performance-based compensation and to maximize the tax deductibility of such awards. However, we reserve the discretion to pay compensation to our officers that may not be deductible.

2012 Compensation Decisions

        In January 2012, the compensation committee retained Semler Brossy Consulting Group, LLC (Semler Brossy) to assist the committee in fulfilling its mission of actively overseeing the design and operation of the Company's executive compensation. Semler Brossy works only for the compensation committee and does not provide any other services to the Company. The compensation committee, seeking to establish a strong incentive program as the Company embarks on its strategy of building out America's Natural Gas Highway, worked with Semler Brossy to design a "front loaded" equity compensation grant that would award successful implementation of our ANGH strategy. Specifically, the compensation committee's initial approach was to consider a range of the aggregate equity amounts it could expect to grant to an executive over a five year period. The compensation committee then determined grants to the executive team that it believes represent a substantial portion of that five year grant. Although the compensation committee expressly retains the flexibility to award equity compensation it deems appropriate in future years, taking into account developments in the Company's performance, strategy, and business, as well as other factors and circumstances, the compensation committee currently expects it would make smaller grants over the next several years. Based upon the foregoing process, the compensation committee granted restricted stock units, which we also refer to as "Price-Vested Units" or "PVUs," to our named executive officers. A holder of PVUs will receive one share of our common stock for each PVU he holds if (x) between January 25, 2014 and January 24, 2016 the closing price of our common stock equals or exceeds, for twenty consecutive trading days, 135% of the closing price of our common stock on the PVU grant date (the closing price on the PVU grant date, January 25, 2012, was $15.11) (the Stock Price Condition) and (y) the holder is employed by the Company at the time the Stock Price Condition is satisfied. If the Stock Price Condition is not satisfied prior to January 24, 2016, the PVU awards will be automatically forfeited. The PVUs are subject to the terms and conditions of the 2006 Plan and a Notice of Grant of Restricted Stock Unit and Restricted Stock Unit Agreement.

        The table below shows the number of PVUs granted to each named executive officer.

Named Executive Officer	Number of PVUs
Andrew J. Littlefair	400,000
Richard R. Wheeler	205,000
James N. Harger	235,000
Mitchell W. Pratt	215,000
Barclay F. Corbus	200,000

        Also, in January 2012, our compensation committee approved the following annual base salaries for our named executive officers:

Named Executive Officer	2012 Base Salary($)
Andrew J. Littlefair	720,000
Richard R. Wheeler	425,000
James N. Harger	485,000
Mitchell W. Pratt	445,000
Barclay F. Corbus	410,000

        The PVU awards and the salary increases discussed in this section will be discussed in more detail in the compensation disclosure in our proxy statement related to our 2013 annual meeting.

Compensation Committee Report

        We, the compensation committee of the Board of Clean Energy Fuels Corp., have reviewed and discussed the Compensation Discussion and Analysis (set forth above) with the management of the Company, and, based on such review and discussion, have recommended to the Board inclusion of the Compensation Discussion and Analysis in this Proxy Statement.

Compensation Committee: Warren I. Mitchell, Chairman John S. Herrington James E. O'Connor Kenneth M. Socha

Risks Related to Compensation Policies and Practices

        The Compensation Committee has considered whether our overall compensation program for employees creates incentives for employees to take excessive or unreasonable risks that could materially harm our Company. We believe our approach to goal setting, payouts at multiple levels of performance and evaluation of performance results assist in mitigating such risks. Although a portion of our executive compensation plan is performance based, we do not believe that our compensation structure encourages excessive or unnecessary risk taking. Although risk taking is a necessary part of building a business, the compensation committee has focused on aligning the Company's compensation policies with the long term interests of the Company and avoiding short term rewards for management decisions that could pose long term risks to the Company, as follows:

  •
  Our compensation structure includes a combination of a competitive base salary, equity grants to align the interests of our employees and named executive officers with those of our stockholders, and annual cash bonuses to encourage retention and reward individual responsibility and productivity.

  •
  In an effort to mitigate the risks of executives approving high volume deals with low profit margins, for 2011, the cash payment awards for each named executive officer were based on four performance criteria, with 25% of the total potential cash bonus award based on the volume of gasoline gallon equivalents of natural gas sold by us, 25% of the total potential cash bonus award based on the target Adjusted EBITDA of our Company, 25% of the total potential cash bonus award based on the achievement of the Company's strategic goals and 25% of the total potential cash bonus award based on the Company's gross profit margin. For 2012, the cash payment awards for each named executive officer will be based on these same criteria.

  •
  Our equity grants have been established to provide certain of our employees, including our named executive officers, with incentives to help align those employees' interests with the interests of our stockholders.

  •
  The compensation committee retains the discretion to adjust or recover awards or payments if the relevant performance measures upon which they are based are restated or are otherwise adjusted in a manner that would reduce the size of the initial award or payment.

        We further believe that our internal legal and financial controls appropriately mitigate the probability and potential impact of an individual employee committing our Company to a harmful long term business transaction in exchange for short term compensation benefit.

 COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

        The table below summarizes the total compensation earned by each of the named executive officers for the fiscal years ended December 31, 2009, 2010 and 2011.

Name and Principal Position	Year	Salary ($)	Bonus ($)(2)	Option Awards($)(1)	Non-Equity Incentive Plan Compensation	All Other Compensation ($)(3)	Total ($)
Andrew J. Littlefair	2011	600,000	550,000	927,000	365,650	11,000	2,453,650
President & Chief Executive	2010	520,000	200,000	963,000	236,600	11,198	1,930,798
Officer	2009	475,200	200,000	939,455	405,733	8,386	2,028,774
Richard R. Wheeler	2011	365,000	150,000	463,500	150,800	8,250	1,137,550
Chief Financial Officer	2010	345,000	100,000	481,500	112,125	9,000	1,047,625
	2009	313,250	125,000	649,957	188,018	8,965	1,285,190
James N. Harger	2011	365,000	190,000	463,500	150,800	11,000	1,180,300
Chief Marketing Officer	2010	335,000	100,000	481,500	108,875	11,782	1,037,157
	2009	306,250	—	649,957	190,569	11,626	1,158,402
Mitchell W. Pratt	2011	365,000	150,000	463,500	150,800	11,000	1,140,300
Chief Operating Officer and	2010	310,000	100,000	481,500	100,750	11,392	1,003,642
Corporate Secretary	2009	280,000	—	649,957	168,061	11,364	1,109,382
Barclay F. Corbus	2011	350,000	300,000	463,500	144,603	8,250	1,266,353
Senior Vice President,	2010	286,000	150,000	481,500	92,950	8,628	1,019,078
Strategic Development	2009	260,000	75,000	649,957	156,057	8,394	1,149,408

(1)
The amounts listed in this column reflect the grant date fair values calculated in accordance with Financial Accounting Standards Board's Accounting Standards Codification Topic 718, "Share Based Payment," or FASB ASC 718. For a more detailed discussion on the valuation model and assumptions used to calculate the fair value of these awards, see note 11 to the consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2011.

(2)
The amounts listed in this column represent "Special Cash Bonuses." See discussion of "Special Cash Bonuses" on page 30.

(3)
The compensation represented by the amounts in this column are attributed to the Company's 401(k) matching contributions and other payments we provided in 2009 and 2010 to our named executive officers in respect of taxes that are imposed due to their receipt of free natural gas vehicle fuel provided by the Company. Such payments were intended to make our named executive officers whole for the taxes they paid in connection with the fuel. The Company discontinued these payments after the 2010 fiscal year and, therefore, did not make any such payments in 2011. The amounts attributable to the 401(k) match and tax payments are as follows: (i) Mr. Littlefair received a 401(k) match of $8,250 in 2009 and $11,000 in each of 2010 and 2011, and tax payments of $136 and $198 for 2009 and 2010, respectively; (ii) Mr. Wheeler received a 401(k) match of $8,250 in each of 2009, 2010 and 2011, and tax payments of $715 and $751 for 2009 and 2010, respectively; (iii) Mr. Harger received a 401(k) match of $11,000 in each of 2009, 2010 and 2011, and tax payments of $626 and $782 for 2009 and 2010, respectively; (iv) Mr. Pratt received a 401(k) match of $11,000 in each of 2009, 2010 and 2011, and tax payments of $364 and $392 for 2009 and 2010, respectively; and (v) Mr. Corbus received a 401(k) match of $8,250 in each of 2009, 2010 and 2011, and tax payments of $144 and $378 for 2009 and 2010, respectively.

  Grants of Plan-Based Awards in Fiscal Year 2011

        The following table provides information regarding the amount of plan-based awards granted in 2011 for each of the named executive officers.

		Estimated Future Payouts Under Non-Equity Incentive Based Plans(2)			All Other Option Awards: Number of Securities Underlying Options(3)(#)	Exercise or Base Price of Option Awards ($/Sh)
							Grant Date Fair Value of Stock and Option Awards(4)($)
Name	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)
Andrew J. Littlefair	—	420,000	600,000	900,000	—	—	—
	01/03/2011				100,000	14.22	927,000
Richard R. Wheeler	—	182,500	255,500	365,000	—	—	—
	01/03/2011				50,000	14.22	463,500
James N. Harger	—	182,500	255,500	365,000	—	—	—
	01/03/2011				50,000	14.22	463,500
Mitchell W. Pratt	—	182,500	255,500	365,000	—	—	—
	01/03/2011				50,000	14.22	463,500
Barclay F. Corbus	—	175,000	245,000	350,000	—	—	—
	01/03/2011	—	—	—	50,000	14.22	463,500

(1)
On January 3, 2011, our compensation committee approved and granted options to purchase an aggregate of 300,000 shares of our common stock to certain of our named executive officers as reflected on the table above.

(2)
Amounts shown in these columns are the possible payouts under the 2011 cash bonus plan based on the achievement of Company performance and strategic objectives. The actual amounts paid pursuant to the 2011 cash bonus plan are reported in the Summary Compensation Table under the column entitled "Non-Equity Incentive Plan Compensation." The Company performance and strategic objectives under the 2011 cash bonus plan, as well the compensation committee's pay-out determinations for the 2011 cash bonus plan, are detailed above under "Compensation Discussion and Analysis—Elements of Compensation—Annual Cash Bonus."

(3)
All options shown in this column were awarded under our 2006 Plan. The options granted on January 3, 2011 vest 34% on the first anniversary of the date of grant and 33% on each subsequent anniversary until fully vested, in each case subject to continuing service by the named executive officer.

(4)
Option awards are shown at their grant date fair value under FASB ASC 718, "Share Based Payment." The fair value of the options granted on January 3, 2011 was $9.27 per share. For discussion regarding the valuation model and assumptions used to calculate the fair value of these option awards, see note 11 to the consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2011.

Outstanding Equity Awards at 2011 Fiscal Year End

        The table below summarizes outstanding equity awards held by our named executive officers at December 31, 2011.

	Option Awards
Name	Number of Securities Underlying Unexercised Options— Exercisable (#)		Number of Securities Underlying Options— Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date
Andrew J. Littlefair	385,000	(1)	—		2.96	12/12/2012
	60,000	(2)	—		2.96	6/11/2013
	115,000	(3)	—		2.96	5/6/2015
	100,000	(4)	—		2.96	5/05/2015
	60,000	(4)	—		2.96	5/05/2015
	525,000	(5)	—		12.00	5/23/2017
	100,000	(6)	—		15.27	12/12/2017
	155,862	(7)	—		5.09	12/9/2018
	78,945	(8)	38,883	(8)	6.33	1/1/2019
	33,500	(9)	16,500	(9)	14.06	10/8/2019
	34,000	(14)	66,000	(14)	13.49	12/01/2020
	—		100,000	(15)	14.22	1/3/2021
Richard R. Wheeler	105,000	(10)	—		2.96	6/11/2013
	125,000	(11)	—		2.96	2/01/2014
	70,000	(3)	—		2.96	2/04/2015
	55,000	(4)	—		2.96	5/05/2015
	45,000	(4)	—		2.96	5/05/2015
	100,000	(6)	—		15.27	12/12/2017
	90,920	(7)	—		5.09	12/9/2018
	46,051	(8)	22,682	(8)	6.33	1/1/2019
	26,800	(9)	13,200	(9)	14.06	10/8/2019
	17,000		33,000	(14)	13.49	12/01/2020
	—		50,000	(15)	14.22	1/3/2021
James N. Harger	50,000	(2)	—		2.96	6/11/2013
	80,000	(3)	—		2.96	2/4/2015
	65,000	(4)	—		2.96	5/05/2015
	55,000	(4)	—		2.96	5/05/2015
	400,000	(5)	—		12.00	5/23/2017
	100,000	(6)	—		15.27	12/12/2017
	90,920	(7)	—		5.09	12/9/2018
	46,051	(8)	22,682	(8)	6.33	1/1/2019
	26,800	(9)	13,200	(9)	14.06	10/8/2019
	17,000		33,000	(14)	13.49	12/01/2020
	—		50,000	(15)	14.22	1/3/2021
Mitchell W. Pratt	75,000	(12)	—		2.96	12/12/2012
	30,000	(2)	—		2.96	6/11/2013
	85,000	(3)	—		2.96	2/04/2015
	70,000	(4)	—		2.96	5/05/2015
	25,000	(4)	—		2.96	5/05/2015
	300,000	(5)	—		12.00	5/23/2017
	100,000	(6)	—		15.27	12/12/2017
	60,916	(7)	—		5.09	12/9/2018
	46,051	(8)	22,682	(8)	6.33	1/1/2019
	26,800	(9)	13,200	(9)	14.06	10/8/2019
	17,000		33,000	(14)	13.49	12/01/2020
	—		50,000	(15)	14.22	1/3/2021
Barclay F. Corbus	350,000	(13)	—		13.25	9/10/2017
	45,008	(7)	—		5.09	12/9/2018
	31,963	(8)	22,682	(8)	6.33	1/1/2019
	26,800		13,200	(9)	14.06	10/8/2019
	17,000		33,000	(14)	13.49	12/01/2020
	—		50,000	(15)	14.22	1/3/2021

(1)
This option, granted under our 2002 Plan on December 12, 2002, had the following initial vesting schedule: 20% of the shares were scheduled to vest on the completion of each 12 month period following June 13, 2001, subject to continuing service by the named executive officer; provided that the option may be subject to earlier vesting upon a "change in control" as described in the plan.

(2)
This option, granted under our 2002 Plan on June 11, 2003, had the following initial vesting schedule: 34% of the shares were scheduled to vest on June 11, 2004, and 33% of the shares were scheduled to vest for each 12 month period completed thereafter, subject to continuing service by the named executive officer; provided that the option may be subject to earlier vesting upon a "change in control" as described in the plan.

(3)
This option, granted under our 2002 Plan on February 4, 2005, had the following initial vesting schedule: 34% of the shares were scheduled to vest on the date of grant, 33% were scheduled to vest when the fair market value of our common stock met or exceeded $5.00 per share, and 33% of the shares were scheduled to vest when the fair market value of our common stock met or exceeded $7.00, subject to continuing service by the named executive officer; provided that the option may be subject to earlier vesting upon a "change in control" as described in the plan.

(4)
This option, granted under our 2002 Plan on May 6, 2005, had the following initial vesting schedule: 34% of the shares were scheduled to vest on December 31, 2005, and 33% of the shares were scheduled to vest for each 12 month period completed thereafter, subject to continuing service by the named executive officer; provided that the option may be subject to earlier vesting upon a "change in control" as described in the plan.

(5)
This option, granted under our 2006 Plan on May 24, 2007, vested 1/6 on May 24, 2007 and 1/6 on November 24, 2007, and an additional 1/3 on each of November 24, 2008 and November 24, 2009, subject to continuing service by the named executive officer. The 2006 Plan provides that, in the event of a "change in control" as described in the plan, this option, if then outstanding, would vest in full on the date that immediately precedes the change in control.

(6)
This option, granted under our 2006 Plan, vested 34% on the first anniversary of December 12, 2007, the date of grant, and vests 33% on each subsequent anniversary, subject to continuing service by the named executive officer. The 2006 Plan provides that, in the event of a "change in control" as described in the plan, this option, if then outstanding, would vest in full on the date that immediately precedes the change in control.

(7)
This option, granted under our 2006 Plan, vested 34% on the first anniversary of December 10, 2008, the date of grant, and vests 33% on each subsequent anniversary until fully vested, subject to continuing service by the named executive officer. The 2006 Plan provides that, in the event of a "change in control" as described in the plan, this option, if then outstanding, will vest in full on the date that immediately precedes the change in control.

(8)
This option, granted under our 2006 Plan, vested 34% on the first anniversary of January 2, 2009, the date of grant, and vests 33% on each subsequent anniversary until fully vested, subject to continuing service by the named executive officer. The 2006 Plan provides that, in the event of a "change in control" as described in the plan, this option, if then outstanding, will vest in full on the date that immediately precedes the change in control.

(9)
This option, granted under our 2006 Plan, vested 34% on the first anniversary of October 9, 2009, the date of grant, and vests 33% on each subsequent anniversary until fully vested, subject to continuing service by the named executive officer. The 2006 Plan provides that, in the event of a "change in control" as described in the plan, this option, if then outstanding, will vest in full on the date that immediately precedes the change in control.

(10)
This option, granted under our 2002 Plan on June 11, 2003, had the following initial vesting schedule: 12% of the shares were scheduled to vest on the completion of the first month of service after February 1, 2003, and 4% of the shares were scheduled to vest for each month completed thereafter, subject to continuing service by the named executive officer; provided that the option may be subject to earlier vesting upon a "change in control" as described in the plan.

(11)
This option, granted under our 2002 Plan on February 1, 2004, had the following initial vesting schedule: 8% of the shares were scheduled to vest on the completion of the first month of service after February 1, 2004, and 4% of the shares were scheduled to vest for each month completed thereafter, subject to continuing service by the named executive officer; provided that the option may be subject to earlier vesting upon a "change in control" as described in the plan.

(12)
This option, granted under our 2002 Plan on December 12, 2002, had the following initial vesting schedule: 25% of the shares were scheduled to vest on the completion of each 12 month period following August 20, 2001, subject to continuing service by the named executive officer; provided that the option may be subject to earlier vesting upon a "change in control" as described in the plan.

(13)
This option, granted under our 2006 Plan, vested 34% on the first anniversary of September 10, 2007, the date of grant, and vests 33% on each subsequent anniversary until fully vested, subject to continuing service by the named executive officer. The 2006 Plan provides that, in the event of a "change in control" as described in the plan, this option, if then outstanding, will vest in full on the date that immediately precedes the change in control.

(14)
This option, granted under our 2006 Plan, will vest as to 34% on the first anniversary of December 1, 2010, the date of grant, and vests 33% on each subsequent anniversary until fully vested, subject to continuing service by the named executive officer. The 2006 Plan provides that, in the event of a "change in control" as described in the plan, this option, if then outstanding, will vest in full on the date that immediately precedes the change in control.

(15)
This option, granted under our 2006 Plan, will vest as to 34% on the first anniversary of January 3, 2011, the date of grant, and vests 33% on each subsequent anniversary until fully vested, subject to continuing service by the named executive officer. The 2006 Plan provides that, in the event of a "change in control" as described in the plan, this option, if then outstanding, will vest in full on the date that immediately precedes the change in control.

2011 Option Exercises and Stock Vested

        The table below summarizes options exercised by our named executive officers during the fiscal year ended December 31, 2011. None of our executive officers had any restricted stock that vested during the fiscal year ended December 31, 2011.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise($)
Andrew J. Littlefair	15,000	$143,100
Barclay F. Corbus	15,000	$155,350

Employment Agreements

  Employment Agreement with Andrew J. Littlefair

        We entered into an amended and restated employment agreement with Andrew J. Littlefair, our President and Chief Executive Officer, on December 31, 2008. The employment agreement has a term ending on December 31, 2013, and thereafter renews for consecutive one (1) year periods unless either party gives written notice of its intent not to renew within sixty (60) days of the expiration of the initial term or any renewal term. Mr. Littlefair is entitled to a base salary of no less than $475,200, and his current base salary is $720,000. Pursuant to the agreement, Mr. Littlefair is eligible for an annual performance bonus, as described above under "Compensation Discussion and Analysis—Elements of Compensation—Annual Cash Bonus." Mr. Littlefair is also eligible to participate in any and all plans providing general benefits to our management level employees. Upon termination of Mr. Littlefair's employment, he is entitled to the compensation and benefits described below under "Potential Payments Upon Termination or Change in Control." The employment agreement was amended on February 17, 2012 to extend its term to December 31, 2015. For fiscal 2011, salary and bonus consisted of 61.8% of Mr. Littlefair's total compensation.

  Employment Agreement with Richard R. Wheeler

        We entered into an amended and restated employment agreement with Richard R. Wheeler, our Chief Financial Officer, on December 31, 2008. The employment agreement has a term ending on December 31, 2013, and thereafter renews for consecutive one (1) year periods unless either party gives written notice of its intent not to renew within sixty (60) days of the expiration of the initial term or any renewal term. Mr. Wheeler is entitled to a base salary of no less than $313,250, and his current base salary is $425,000. Pursuant to the agreement, Mr. Wheeler is eligible for an annual performance bonus, as described above under "Compensation Discussion and Analysis—Elements of Compensation—Annual Cash Bonus." Mr. Wheeler is also eligible to participate in any and all plans providing general benefits to our management level employees. Upon termination of Mr. Wheeler's employment, he is entitled to the compensation and benefits described below under "Potential Payments Upon Termination or Change in Control." The employment agreement was amended on February 17, 2012 to extend its term to December 31, 2015. For fiscal 2011, salary and bonus consisted of 58.5% of Mr. Wheeler's total compensation.

  Employment Agreement with James N. Harger

        We entered into an amended and restated employment agreement with James N. Harger, our Chief Marketing Officer, on December 31, 2008. The employment agreement has a term ending on December 31, 2013, and thereafter renews for consecutive one (1) year periods unless either party gives written notice of its intent not to renew within sixty (60) days of the expiration of the initial term or any renewal term. Mr. Harger is entitled to a base salary of no less than $287,500, and his current base salary is $485,000. Pursuant to the agreement, Mr. Harger is eligible for an annual performance bonus, as described above under "Compensation Discussion and Analysis—Elements of Compensation—Annual Cash Bonus." Mr. Harger is also eligible to participate in any and all plans providing general benefits to our management level employees. Upon termination of Mr. Harger's employment, he is entitled to the compensation and benefits described below under "Potential Payments Upon Termination or Change in Control." The employment agreement was amended on February 17, 2012 to extend its term to December 31, 2015. For fiscal 2011, salary and bonus consisted of 59.8% of Mr. Harger's total compensation.

  Employment Agreement with Mitchell W. Pratt

        We entered into an amended and restated employment agreement with Mitchell W. Pratt, our Chief Operating Officer, on December 31, 2008. The employment agreement has a term ending on December 31, 2013, and thereafter renews for consecutive one (1) year periods unless either party gives written notice of its intent not to renew within sixty (60) days of the expiration of the initial term or any renewal term. Mr. Pratt is entitled to a base salary of no less than $280,000, and his current base salary is $445,000. Pursuant to the agreement, Mr. Pratt is eligible for an annual performance bonus, as described above under "Compensation Discussion and Analysis—Elements of Compensation—Annual Cash Bonus." Mr. Pratt is also eligible to participate in any and all plans providing general benefits to our management level employees. Upon termination of Mr. Pratt's employment, he is entitled to the compensation and benefits described below under "Potential Payments Upon Termination or Change in Control." The employment agreement was amended on February 17, 2012 to extend its term to December 31, 2015. For fiscal 2011, salary and bonus consisted of 58.4% of Mr. Mitchell's total compensation.

  Employment Agreement with Barclay F. Corbus

        We entered into an employment agreement with Barclay F. Corbus, our Senior Vice President, Strategic Development, on February 17, 2010. The employment agreement has a term ending on December 31, 2013, and thereafter renews for consecutive one (1) year periods unless either party gives written notice of its intent not to renew within sixty (60) days of the expiration of the initial term or any renewal term. Mr. Corbus is entitled to a base salary of no less than $286,000, and his current base salary is $410,000. Pursuant to the agreement, Mr. Corbus is eligible for an annual performance bonus, as described above under "Compensation Discussion and Analysis—Elements of Compensation—Annual Cash Bonus." Mr. Corbus is also eligible to participate in any and all plans providing general benefits to our management level employees. Upon termination of Mr. Corbus's employment, he is entitled to the compensation and benefits described below under "Potential Payments Upon Termination or Change in Control." The employment agreement was amended on February 17, 2012 to extend its term to December 31, 2015. For fiscal 2011, salary and bonus consisted of 62.7% of Mr. Corbus's total compensation.

Pension Benefits, Non-qualified Defined Contribution and Other Deferred Compensation Plans

        We do not have any tax-qualified defined benefit plans or supplemental executive retirement plans that provide for payments or other benefits to our named executive officers in connection with their retirement. We also do not have any non-qualified defined contribution plans or other deferred compensation plans that provide for payments or other benefits to our named executive officers.

Potential Payments Upon Termination or Change in Control

        The tables and narrative below describe the amount of compensation to be paid to our named executive officers in the event of a termination of employment or a change in control. The amount of compensation payable to each of our named executive officers upon voluntary termination, involuntary not-for-cause termination, for cause termination, termination following a change in control and in the event of disability or death of our named executive officers is shown in tabular format below. The amounts shown in the tables assume that such termination was effective as of December 31, 2011, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to our named executive officers upon their termination. On December 31, 2011, the closing price of our common stock was $12.46 per share. The actual amounts to be paid out can only be determined at the time of such named executive officer's separation with our Company.

        Regardless of the manner in which the employment of a named executive officer is terminated, he is entitled to receive amounts earned during his term of employment. Such amounts include:

  •
  non-equity incentive compensation earned, to the extent vested, based on the amount of time the executive was employed by the Company;

  •
  equity awarded pursuant to our 2002 Plan and 2006 Plan, to the extent vested;

  •
  amounts contributed and vested under our qualified retirement plan; and

  •
  unused vacation pay.

  Andrew J. Littlefair

        The following table shows the potential cash payments upon termination or a change in control of the Company for our President and Chief Executive Officer, Andrew J. Littlefair. If we terminate Mr. Littlefair's employment without cause, or if Mr. Littlefair terminates his employment within one year of a change in control, he is entitled to a payment of 150% of his base salary, 150% of his previous year's annual cash bonus and payment of medical and related benefits for one year. If we terminate his employment without cause within one year of an acquisition or similar change in control, he is entitled to a payment of 200% of his base salary, 200% of his previous year's annual cash bonus and medical and related benefits for one year. At December 31, 2011, Mr. Littlefair's annual base salary was $600,000 and his prior-year bonus was $236,600. If his employment is terminated for cause, we may repurchase all or a portion of our stock owned by him. If his employment is terminated because of death or disability, we must repurchase all of our stock owned by him.

Benefit and Payments Upon Separation	Voluntary Termination	Involuntary Not For Cause Termination	For Cause Termination	Voluntary Termination within One Year of a Change in Control	Termination Without Cause within One Year of Change in Control	Termination Due to Disability	Termination Due to Death
Cash Severance Payment:	$0	$1,254,900	$0	$1,254,900	$1,673, 200	$0	$0
Continuation of Medical/Welfare Benefits (present value):	$0	$5,040	$0	$5,040	$5,040	$0	$0
Repurchase of Common Stock(1)	$0	$0	$0	$0	$0	$5,799,495	$5,799,495

Total:	$0	$1,259,940	$0	$1,259,940	$1,678,240	$5,799,495	$5,799,495

(1)
Assumes a fair market value of $12.46 per share, the closing price of our common stock on December 31, 2011. Mr. Littlefair held 465,449 shares of common stock on December 31, 2011.

        For purposes of Mr. Littlefair's employment agreement, (i) "cause" means (1) Mr. Littlefair committing a material act of dishonesty against our Company, (2) Mr. Littlefair being convicted of a felony involving moral turpitude or (3) Mr. Littlefair committing a material breach of his confidentiality, trade secret, non solicitation or invention obligations under the employment agreement; and (ii) "change in control" means any "person" (as defined or referred to in Section 3(a)(9) and/or 13(d)(1), et seq. of the Securities Exchange Act of 1934, as amended, and the associated rules of the Securities and Exchange Commission promulgated thereunder), other than an existing shareholder of our Company as of January 1, 2006, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of our Company representing 50% plus one share, or more, of the combined voting power of our then outstanding securities.

        Additionally, the 2006 Plan provides that in the event of a change in control, all of Mr. Littlefair's options that are outstanding on the date that immediately precedes the change in control will become immediately exercisable on that date. If a change in control occurred on December 31, 2011, Mr. Littlefair would have received an additional $238,353, which amount represents the aggregate difference between the fair market value of our common stock at December 31, 2011, $12.46, and the aggregate exercise price of his unvested stock options on December 31, 2011. See "Outstanding Equity Awards at 2011 Fiscal Year End" for information about Mr. Littlefair's unvested options at December 31, 2011.

  Richard R. Wheeler

        The following table shows the potential cash payments upon termination or a change in control of the Company for our Chief Financial Officer, Richard R. Wheeler. If we terminate Mr. Wheeler's employment without cause, or if Mr. Wheeler terminates his employment within one year of a change in control, he is entitled to a payment of 150% of his base salary, 150% of his previous year's annual cash bonus and payment of medical and related benefits for one year. If we terminate his employment without cause within one year of an acquisition or similar change in control, he is entitled to a payment of 200% of his base salary, 200% of his previous year's annual cash bonus and medical and related benefits for one year. At December 31, 2011, Mr. Wheeler's annual base salary was $365,000 and his prior-year bonus was $112,125. If his employment is terminated for cause, we may repurchase all or a portion of our stock owned by him. If his employment is terminated because of death or disability, we must repurchase all of our stock owned by him.

Benefit and Payments Upon Separation	Voluntary Termination	Involuntary Not For Cause Termination	For Cause Termination	Voluntary Termination within One Year of a Change in Control	Termination Without Cause within One Year of Change in Control	Termination Due to Disability	Termination Due to Death
Cash Severance Payment:	$0	$715,688	$0	$715,688	$954,250	$0	$0
Continuation of Medical/Welfare Benefits (present value):	$0	$4,887	$0	$4,887	$4,887	$0	$0
Repurchase of Common Stock(1)	$0	$0	$0	$0	$0	$0	$0

Total:	$0	$720,575	$0	$720,575	$959,137	$0	$0

(1)
Mr. Wheeler held no shares of common stock on December 31, 2011.

        For purposes of Mr. Wheeler's employment agreement, (i) "cause" means (1) Mr. Wheeler committing a material act of dishonesty against our Company, (2) Mr. Wheeler being convicted of a felony involving moral turpitude or (3) Mr. Wheeler committing a material breach of his confidentiality, trade secret, non solicitation or invention obligations under his employment agreement; and (ii) "change in control" means any "person" (as defined or referred to in Section 3(a)(9) and/or 13(d)(1), et seq. of the Securities Exchange Act of 1934, as amended, and the associated rules of the Securities and Exchange Commission promulgated thereunder), other than an existing shareholder of our Company as of January 1, 2006, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of our Company representing 50% plus one share, or more, of the combined voting power of our then outstanding securities.

        Additionally, the 2006 Plan provides that in the event of a change in control, all of Mr. Wheeler's options that are outstanding on the date that immediately precedes the change in control will become immediately exercisable on that date. If a change in control occurred on December 31, 2011,

        Mr. Wheeler would have received an additional $139,041, which amount represents the aggregate difference between the fair market value of our common stock at December 31, 2011, $12.46, and the aggregate exercise price of his unvested stock options on December 31, 2011. See "Outstanding Equity Awards at 2011 Fiscal Year End" for information about Mr. Wheeler's unvested options at December 31, 2011.

  James N. Harger

        The following table shows the potential cash payments upon termination or a change in control of the Company for our Chief Marketing Officer, James N. Harger. If we terminate Mr. Harger's employment without cause, or if Mr. Harger terminates his employment within one year of a change in control, he is entitled to a payment of 150% of his base salary, 150% of his previous year's annual cash bonus and payment of medical and related benefits for one year. If we terminate his employment without cause within one year of an acquisition or similar change in control, he is entitled to a payment of 200% of his base salary, 200% of his previous year's annual cash bonus and medical and related benefits for one year. At December 31, 2011, Mr. Harger's annual base salary was $365,000 and his prior year bonus was $108,875. If his employment is terminated for cause, we may repurchase all or a portion of our stock owned by him. If his employment is terminated because of death or disability, we must repurchase all of our stock owned by him.

Benefit and Payments Upon Separation	Voluntary Termination	Involuntary Not For Cause Termination	For Cause Termination	Voluntary Termination within One Year of a Change in Control	Termination Without Cause within One Year of Change in Control	Termination Due to Disability	Termination Due to Death
Cash Severance Payment	$0	$710,813	$0	$710,813	$947,750	$0	$0
Continuation of Medical/Welfare Benefits (present value):	$0	$5,006	$0	$5,006	$5,006	$0	$0
Repurchase of Common Stock(1)	$0	$0	$0	$0	$0	$4,254,891	$4,254,891

Total:	$0	$715,819	$0	$715,819	$952,756	$4,254,891	$4,254,891

(1)
Assumes a fair market value of $12.46 per share, the closing price of our common stock on December 31, 2011. Mr. Harger held 341,484 shares of common stock on December 31, 2011.

        For purposes of Mr. Harger's employment agreement, (i) "cause" means (1) Mr. Harger committing a material act of dishonesty against our Company, (2) Mr. Harger being convicted of a felony involving moral turpitude or (3) Mr. Harger committing a material breach of his confidentiality, trade secret, non solicitation or invention obligations under his employment agreement; and (ii) "change in control" means any "person" (as defined or referred to in Section 3(a)(9) and/or 13(d)(1), et seq. of the Securities Exchange Act of 1934, as amended, and the associated rules of the Securities and Exchange Commission promulgated thereunder), other than an existing shareholder of our Company as of January 1, 2006, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of our Company representing 50% plus one share, or more, of the combined voting power of our then outstanding securities.

        Additionally, the 2006 Plan provides that in the event of a change in control, all of Mr. Harger's options that are outstanding on the date that immediately precedes the change in control will become immediately exercisable on that date. If a change in control occurred on December 31, 2011, Mr. Harger would have received an additional $139,041, which amount represents the aggregate difference between the fair market value of our common stock at December 31, 2011, $12.46, and the aggregate exercise price of his unvested stock options on December 31, 2011. See "Outstanding Equity Awards at 2011 Fiscal Year End" for information about Mr. Harger's unvested options at December 31, 2011.

  Mitchell W. Pratt

        The following table shows the potential cash payments upon termination or a change in control of the Company for our Chief Operating Officer and Corporate Secretary, Mitchell W. Pratt. If we terminate Mr. Pratt's employment without cause, or if Mr. Pratt terminates his employment within one year of a change in control, he is entitled to a payment of 150% of his base salary, 150% of his previous year's annual cash bonus and payment of medical and related benefits for one year. If we terminate his employment without cause within one year of an acquisition or similar change in control, he is entitled to a payment of 200% of his base salary, 200% of his previous year's annual cash bonus and medical and related benefits for one year. At December 31, 2011, Mr. Pratt's annual base salary was $365,000 and his prior year bonus was $100,750. If his employment is terminated for cause, we may repurchase all or a portion of our stock owned by him. If his employment is terminated because of death or disability, we must repurchase all of our stock owned by him.

Benefit and Payments Upon Separation	Voluntary Termination	Involuntary Not For Cause Termination	For Cause Termination	Voluntary Termination within One Year of a Change in Control	Termination Without Cause within One Year of Change in Control	Termination Due to Disability	Termination Due to Death
Cash Severance Payment:	$0	$698,625	$0	$698,625	$931,500	$0	$0
Continuation of Medical/Welfare Benefits (present value):	$0	$4,986	$0	$4,986	$4,986	$0	$0
Repurchase of Common Stock(1)	$0	$0	$0	$0	$0	$292,224	$292,224

Total:	$0	$703,611	$0	$703,611	$936,486	$292,224	$292,224

(1)
Assumes a fair market value of $12.46 per share, the closing price of our common stock on December 31, 2011. Mr. Pratt held 23,453 shares of common stock on December 31, 2011.

        For purposes of Mr. Pratt's employment agreement, (i) "cause" means (1) Mr. Pratt committing a material act of dishonesty against our Company, (2) Mr. Pratt being convicted of a felony involving moral turpitude or (3) Mr. Pratt committing a material breach of his confidentiality, trade secret, non solicitation or invention obligations under his employment agreement; and (ii) "change in control" means any "person" (as defined or referred to in Section 3(a)(9) and/or 13(d)(1), et seq. of the Securities Exchange Act of 1934, as amended, and the associated rules of the Securities and Exchange Commission promulgated thereunder), other than an existing shareholder of our Company as of January 1, 2006, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of our Company representing 50% plus one share, or more, of the combined voting power of our then outstanding securities.

        Additionally, the 2006 Plan provides that in the event of a change in control, all of Mr. Pratt's options that are outstanding on the date that immediately precedes the change in control will become immediately exercisable on that date. If a change in control occurred on December 31, 2011, Mr. Pratt would have received an additional $139,041, which amount represents the aggregate difference between the fair market value of our common stock at December 31, 2011, $12.46, and the aggregate exercise price of his unvested stock options on December 31, 2011. See "Outstanding Equity Awards at 2011 Fiscal Year End" for information about Mr. Pratt's unvested options at December 31, 2011.

  Barclay F. Corbus

        The following table shows the potential cash payments upon termination or a change in control of the Company for our Senior Vice President of Strategic Development, Barclay F. Corbus. If we terminate Mr. Corbus' employment without cause, or if Mr. Corbus terminates his employment within one year of a change in control, he is entitled to a payment of 150% of his base salary, 150% of his previous year's annual cash bonus and payment of medical and related benefits for one year. If we terminate his employment without cause within one year of an acquisition or similar change in control, he is entitled to a payment of 200% of his base salary, 200% of his previous year's annual cash bonus and medical and related benefits for one year. At December 31, 2011, Mr. Corbus' annual base salary was $350,000 and his prior year bonus was $92,950.

Benefit and Payments Upon Separation	Voluntary Termination	Involuntary Not For Cause Termination	For Cause Termination	Voluntary Termination within One Year of a Change in Control	Termination Without Cause within One Year of Change in Control	Termination Due to Disability	Termination Due to Death
Cash Severance Payment:	$0	$664,425	$0	$664,425	$885,900	$0	$0
Continuation of Medical/Welfare Benefits (present value):	$0	$7,308	$0	$7,308	$7,308	$0	$0

Total:	$0	$671,733	$0	$671,733	$893,208	$0	$0

        For purposes of Mr. Corbus's employment agreement, (i) "cause" means (1) Mr. Corbus committing a material act of dishonesty against our Company, (2) Mr. Corbus being convicted of a felony involving moral turpitude or (3) Mr. Corbus committing a material breach of his confidentiality, trade secret, non solicitation or invention obligations under his employment agreement; and (ii) "change in control" means any "person" (as defined or referred to in Section 3(a)(9) and/or 13(d)(1), et seq. of the Securities Exchange Act of 1934, as amended, and the associated rules of the Securities and Exchange Commission promulgated thereunder), other than an existing shareholder of our Company as of January 1, 2006, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of our Company representing 50% plus one share, or more, of the combined voting power of our then outstanding securities.

        Additionally, the 2006 Plan provides that in the event of a change in control, all of Mr. Corbus's options that are outstanding on the date that immediately precedes the change in control will become immediately exercisable on that date. If a change in control occurred on December 31, 2011, Mr. Corbus would have received an additional $139,041, which amount represents the aggregate difference between the fair market value of our common stock at December 31, 2011, $12.46, and the aggregate exercise price of his unvested stock options on December 31, 2011. See "Outstanding Equity Awards at 2011 Fiscal Year End" for information about Mr. Corbus's unvested options at December 31, 2011.

Overview of Director Compensation

        We use cash and stock based incentive compensation to attract and retain qualified candidates to serve on our Board. In setting director compensation, we consider the significant amount of time that our directors expend in fulfilling their duties to our Company as well as the experience and skill level required of our members of the Board. We have also awarded compensation to individual directors in recognition of outstanding service or efforts on the Company's behalf. Directors who are our employees receive no additional compensation for their services as directors.

  Cash Compensation Paid to Board Members

        For 2011, non-employee members of our Board were paid $10,000 for attendance at each quarterly Board meeting and an additional $500 per meeting for Board or Board committee meetings conducted telephonically; provided that in recognition of the additional responsibilities of Mr. Mitchell, Chairman of the Board, and Mr. Miller, Chair of the Audit Committee, Mr. Mitchell was paid $10,000 per month and Mr. Miller received an additional $2,500 for each regularly scheduled quarterly audit committee meeting. Further, for his extraordinary contributions to our Board and the Company in 2011, we paid Mr. Mitchell a one-time special cash bonus of $75,000.

        For 2012, Board members will be paid $60,000 per year, and will receive no additional compensation for Board or Board committee meetings conducted telephonically; provided that Mr. Mitchell will be paid $10,000 per month and Mr. Miller will be paid $70,000 per year.

  Stock Based Incentive Compensation

        From time to time, we award stock options to directors. The determination as to which directors receive awards and the amount of these awards is discretionary. See the footnotes to the Director Compensation table below for information about the options held by our directors at December 31, 2011. On January 25, 2012, our compensation committee awarded each non-employee director a stock option grant of 25,000 Shares.

2011 Director Compensation

        The table below summarizes the compensation we paid to directors who are not employees of our Company for the fiscal year ended December 31, 2011.

Name(1)	Fees Earned or Paid in Cash ($)	Option Awards ($)(2)(3)	Total ($)
Warren I. Mitchell, Chairman(4)	197,000	185,400	382,400
John S. Herrington(5)	44,500	185,400	229,900
James C. Miller, III(6)	51,000	185,400	236,400
Boone Pickens(7)	40,000	185,400	225,400
Kenneth M. Socha(8)	42,500	185,400	227,900
Vincent C. Taormina(9)	44,000	185,400	229,400
James E. O'Connor	11,500	—	11,500

(1)
Andrew J. Littlefair, our President and Chief Executive Officer, is not included in this table because he is an employee of the Company and, thus, receives no additional compensation for his services as a director. The compensation received by Mr. Littlefair as an employee of the Company is shown in the Summary Compensation Table above.

(2)
On January 3, 2011, Messrs. Mitchell, Herrington, Miller, Pickens, Socha and Taormina were each granted 20,000 stock options with a fair value of $185,400 per grant calculated under FASB ASC 718.

(3)
The amounts listed in this column reflect the grant date fair values calculated in accordance with FASB ASC 718. For a more detailed discussion on the valuation model and assumptions used to calculate the fair value of these awards, see note 11 to the consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2011.

(4)
As of December 31, 2011, Mr. Mitchell had fully vested and outstanding options to purchase the following: 78,000 shares at an exercise price of $2.96, 80,000 shares at an exercise price of $12.00, 25,000 shares at an exercise price of $15.27, 25,997 shares at an exercise price of $5.09, 13,157 shares at an exercise price of $6.33, 13,400 shares at an exercise price of $14.06, and 6,800 shares at an exercise price of $13.49. As of December 31, 2011, Mr. Mitchell had the following unvested options outstanding: 6,481 options at an exercise price of $6.33, 6,600 options at an exercise price of $14.06, and 13,200 options at an exercise price of $13.49.

(5)
As of December 31, 2011, Mr. Herrington had fully vested and outstanding options to purchase the following: 20,000 shares at an exercise price of $2.96, 80,000 shares at an exercise price of $12.00, 25,000 shares at an exercise price of $15.27, 25,997 shares at an exercise price of $5.09, 13,157 shares at an exercise price of $6.33, 13,400 shares at an exercise price of $14.06, and 6,800 shares at an exercise price of $13.49. As of December 31, 2011, Mr. Herrington had the following unvested options outstanding: 6,481 options at an exercise price of $6.33, 6,600 options at an exercise price of $14.06, and 13,200 options at an exercise price of $13.49.

(6)
As of December 31, 2011, Mr. Miller had fully vested and outstanding options to purchase the following: 8,250 shares at an exercise price of $15.27, 17,145 shares at an exercise price of $5.09, 6,480 shares at an exercise price of $6.33, 13,400 shares at an exercise price of $14.06, and 6,800 shares at an exercise price of $13.49. As of December 31, 2011, Mr. Miller had the following unvested options outstanding: 6,480 options at an exercise price of $6.33, 6,600 options at an exercise price of $14.06, and 13,200 options at an exercise price of $13.49.

(7)
As of December 31, 2011, Mr. Pickens had fully vested and outstanding options to purchase the following: 113,897 shares at an exercise price of $5.09, 57,689 shares at an exercise price of $6.33, 268,000 shares at an exercise price of $14.06, and 6,800 shares at an exercise price of $13.49. As of December 31, 2011, Mr. Pickens had the following unvested options outstanding: 28,234 options at an exercise price of $6.33, 132,000 options at an exercise price of $14.06, and 13,200 options at an exercise price of $13.49.

(8)
As of December 31, 2011, Mr. Socha had fully vested and outstanding options to purchase the following: 17,177 shares at an exercise price of $5.09, 13,157 shares at an exercise price of $6.33, 13,400 shares at an exercise price of $14.06, and 6,800 shares at an exercise price of $13.49. As of December 31, 2011, Mr. Socha had the following unvested options outstanding: 6,481 options at an exercise price of $6.33, 6,600 options at an exercise price of $14.06, and 13,200 options at an exercise price of $13.49.

(9)
As of December 31, 2011, Mr. Taormina had fully vested and outstanding options to purchase the following: 25,000 shares at an exercise price of $14.43, 25,997 shares at an exercise price of $5.09, 13,157 shares at an exercise price of $6.33, 13,400 shares at an exercise price of $14.06, and 6,800 shares at an exercise price of $13.49. As of December 31, 2011, Mr. Taormina had the following unvested options outstanding: 6,481 options at an exercise price of $6.33, 6,600 options at an exercise price of $14.06, and 13,200 options at an exercise price of $13.49.

Stock Incentive Plans

2002 Stock Option Plan

        Our Board adopted our 2002 Plan, in December 2002. Our stockholders approved the plan and all material amendments. Upon the closing of our initial public offering, the share reserve available for grant under the 2002 Plan was cancelled; and all new grants will be made under our 2006 Plan, described below. If any outstanding option under the 2002 Plan expires or is cancelled, the shares allocable to the unexercised portion of that option will be added to the share reserve under the 2006 Plan and will be available for grant under the 2006 Plan.

        Administration.    The 2002 Plan may be administered by the Board or a committee of the Board. In the case of options intended to qualify as "performance based compensation" within the meaning of Section 162(m) of the Internal Revenue Code of 1986 (Code), the administrator of the plan will consist of two or more outside directors within the meaning of Section 162(m) of the Code. The administrator has the authority, in its sole discretion:

  •
  to determine the fair market value of the common stock,

  •
  to determine the terms and conditions of any options, including exercise price, the method of payment of the exercise price, term, vesting and whether the option is a non-statutory stock option or an incentive stock option,

  •
  to reduce the exercise price of any option to the then current fair market value if the fair market value of the optioned stock has declined since the date of grant of that option,

  •
  to delegate to others responsibilities to assist in administering the 2002 Plan, and

  •
  to construe and interpret the terms of the 2002 Plan and option agreements and other documentation related to the 2002 Plan.

        Eligibility.    Effective upon the closing of our initial public offering, we may no longer grant new options under the 2002 Plan.

        Options.    With respect to options intended to qualify as "performance based compensation" within the meaning of Section 162(m) of the Code, the exercise price must be at least equal to the fair market value of our common stock on the date of grant. In addition, the exercise price for any incentive stock option granted to any employee owning more than 10% of our common stock may not be less than 110% of the fair market value of our common stock on the date of grant. The term of any stock option may not exceed ten years, except that with respect to any participant who owns 10% or more of the voting power of all classes of our outstanding capital stock, the term for incentive stock options must not exceed five years.

        Unless the administrator determines otherwise, unvested shares typically will be subject to forfeiture or to our right of repurchase, which we may exercise upon the voluntary or involuntary termination of the participant's service with us for any reason, including death or disability.

        Adjustments upon change in control.    The 2002 Plan provides that in the event of a "change in control," our Company and the successor corporation, if any, may agree:

  •
  that all options outstanding on the date that immediately precedes the change in control will become immediately exercisable on that date, with the 2002 Plan terminating upon the date of the change in control (with 21 days prior written notice to the optionees),

  •
  to terminate the 2002 Plan and cancel all outstanding options effective as of the date of the change in control, and either (1) provide 21 days prior written notice to optionees so that the optionees can exercise options that are otherwise exercisable at that time, (2) replace such options with comparable options in the successor corporation or parent thereof, or (3) deliver to each optionee the difference between the fair market value of a share on the date of the change in control and the exercise price of the optionee's option, multiplied by the number of shares underlying the option, or

  •
  that the successor corporation or its parent will assume the 2002 Plan and all outstanding options effective as of the date of the change in control.

        Amendment and termination.    The administrator has the authority to amend, suspend or discontinue the 2002 Plan, subject to the approval of the stockholders in the case of certain amendments. No amendment, suspension or discontinuation will impair the rights of any option, unless agreed to by the optionee.

Amended & Restated 2006 Equity Incentive Plan

        Our 2006 Plan was adopted by our Board and approved by our stockholders in May 2009. Under the 2006 Plan, 15,890,500 shares of common stock are authorized for issuance at December 31, 2011, and, by the terms of the 2006 Plan the number of shares authorized for issuance under the 2006 Plan increased by 1,000,000 on January 1, 2012. The number of shares reserved for issuance under the 2006 Plan, increases automatically, without the need for further Board or stockholder approval, on the first day of each of our fiscal years (up through January 1, 2016) by the lesser of (1) 15% of our outstanding common stock on the last day of the immediately preceding fiscal year, (2) 1,000,000 shares of common stock, or (3) such lesser number of shares as may be determined by the Board.

        If any outstanding option under the 2002 Plan expires or is cancelled, the shares allocable to the unexercised portion of that option will be added to the share reserve under the 2006 Plan and will become available for grant under the 2006 Plan.

        Share limit.    No participant in the 2006 Plan can receive option grants, stock appreciation rights or stock awards for more than 2,000,000 shares total in any calendar year, or for more than 4,000,000 shares total in connection with the participant's initial service.

        Administration.    The 2006 Plan will be administered by our Board or the compensation committee of the Board. In the case of options intended to qualify as "performance based compensation" within the meaning of Section 162(m) of the Code, the administrator of the plan will consist of two or more outside directors within the meaning of Section 162(m) of the Code. The administrator has the authority, in its sole discretion:

  •
  to select the recipients to whom options, stock awards, stock appreciation rights and cash awards may, from time to time, be granted under the 2006 Plan,

  •
  to determine whether and to what extent options, stock awards, stock appreciation rights and cash awards are granted under the 2006 Plan,

  •
  to determine the number of shares that are covered by options, stock awards, and stock appreciation rights grants and the terms of such agreements,

  •
  to determine the terms and conditions of any options, stock awards and stock appreciation rights, including exercise price, the method of payment of the exercise price, term, vesting and whether the option is a non-statutory stock option or an incentive stock option, and

  •
  to construe and interpret the terms of the 2006 Plan and agreements and other documentation related to the 2006 Plan.

        Eligibility.    The 2006 Plan provides for the grant of options to purchase shares of common stock, stock awards, stock appreciation rights and cash awards. Incentive stock options may be granted only to employees. Nonstatutory stock options and other stock based awards may be granted to employees, non-employee directors, advisors and consultants.

        Vesting.    Although the 2006 Plan provides the administrator with the discretion to determine the vesting schedule, we expect that options (other than the initial option grants) granted to optionees will generally vest over three years, at a rate of 34%, 33%, and 33% per year, respectively, if the optionee is then in service to the Company.

        Adjustments upon change in control.    The 2006 Plan provides that in the event of a "change in control," all awards outstanding on the date that immediately precedes the change in control will become immediately exercisable on that date, unless otherwise expressly provided in the award document.

        Amendment and termination.    The plan terminates 10 years after its initial adoption, unless earlier terminated by the Board. The Board or the compensation committee may amend or terminate the plan at any time, subject to stockholder approval where required by applicable law. Any amendment or termination may not impair the rights of holders of outstanding awards without their consent.

U.S. Tax Consequences

        The federal tax rules applicable to awards under the 2006 Plan under the tax code are summarized below. This summary omits the tax laws of any municipality, state, or foreign country in which a participant resides. Stock option grants under the 2006 Plan may be intended to qualify as incentive stock options under Section 422 of the tax code or may be non-qualified stock options governed by Section 83 of the tax code. Generally, no federal income tax is payable by a participant upon the grant of a stock option, and a deduction is not taken by the Company. Under current tax laws, if a participant exercises a non-qualified stock option, he or she will have taxable income equal to the difference between the market price of the common stock on the exercise date and the stock option grant price. We will be entitled to a corresponding deduction on our income tax return. A participant will not have any taxable income upon exercising an incentive stock option after the applicable holding periods have been satisfied (except that the alternative minimum tax may apply), and we will not receive a deduction when an incentive stock option is exercised. The treatment for a participant of a disposition of shares acquired through the exercise of a stock option depends on how long the shares were held and on whether the shares were acquired by exercising an incentive stock option or a non-qualified stock option. We may be entitled to a deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable holding periods have been satisfied.

        Restricted stock is also governed by Section 83 of the tax code. Generally, no taxes are due when the award is initially made, but the award becomes taxable when it is no longer subject to a "substantial risk of forfeiture" (it becomes vested or transferable). Income tax is paid on the value of the stock or units at ordinary rates when the restrictions lapse, and then at capital gain rates when the shares are sold.

        Section 409A of the tax code affects taxation of awards to employees but does not affect our ability to deduct deferred compensation. Section 409A does not apply to incentive stock options, non-qualified stock options (that are not discounted), and restricted stock, provided that there is no deferral of income beyond the vesting date. Section 409A also does not cover stock appreciation rights if the stock appreciation rights are issued by a public company on its traded stock, the exercise price is not less than the fair market value of the underlying stock on the date of grant, the rights are settled in such stock, and there are not any features that defer the recognition of income beyond the exercise date. It is the Company's intent that all awards granted under the 2006 Plan comply with Section 409A of the tax code.

        As described above, awards granted under the 2006 Plan may qualify as "performance based compensation" under Section 162(m) of the tax code. To qualify, options and other awards must be granted under the 2006 Plan by a committee consisting solely of two or more "outside directors" (as defined under Section 162 regulations) and satisfy the 2006 Plan's limit on the total number of shares that may be awarded to any one participant during any calendar year. In addition, for awards other than options and stock settled stock appreciation rights to qualify, the grant, issuance, vesting, or retention of the award must be contingent upon satisfying one or more of the performance criteria set forth in the 2006 Plan, as established and certified by a committee consisting solely of two or more "outside directors."

Equity Compensation Plan Information

        The following table provides information about our equity compensation plans at December 31, 2011.

Plan Category	(a) Number of common shares to be issued upon exercise of outstanding options	(b) Weighted average exercise price of outstanding options	(c) Number of common shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a))
Equity compensation plans approved by our stockholders	10,658,303	$10.31	3,550,569
Equity compensation plans not approved by our stockholders(1)	25,000	3.86	—

Total	10,683,303	$10.29	3,550,569

(1)
Represents shares subject to a special stock option issued to a consultant in May 2006.

 REPORT OF THE AUDIT COMMITTEE OF THE BOARD

        The audit committee oversees our financial reporting process on behalf of the Board. Management is responsible for the preparation, presentation and integrity of the financial statements, including establishing accounting and financial reporting principles and designing systems of internal control over financial reporting. Our independent registered public accounting firm is responsible for expressing an opinion on our consolidated financial statements and an opinion on our internal control over financial reporting. The audit committee operates pursuant to a charter that is available on our website at www.cleanenergyfuels.com.

        In performing its responsibilities, the audit committee has reviewed and discussed, with management and KPMG LLP, our independent registered public accounting firm, the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2011. The audit committee has also discussed with KPMG LLP matters required to be discussed by Statement on Auditing Standards No. 61, "Communications with Audit Committees."

        Pursuant to the applicable independence requirements of the Public Company Accounting Oversight Board (United States), the audit committee received the required written disclosures and letter from KPMG LLP and discussed with KPMG LLP their independence.

        Based on the reviews and discussions referred to above, the audit committee recommended to the Board that the audited consolidated financial statements of Clean Energy Fuels Corp. be included in the Company's annual report on Form 10-K for the year ended December 31, 2011.

Audit Committee: James C. Miller III, Chairman John S. Herrington Vincent C. Taormina

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        The following is a description of transactions since January 1, 2011 to which we have been a party, in which the amount involved exceeds $120,000 in any fiscal year and in which any of our directors, executive officers or holders of more than five percent of our stock had or will have a direct or indirect material interest. This does not include employment compensation or compensation for Board service, which are described elsewhere in this Proxy Statement.

        Our audit committee charter requires that all related party transactions, as defined in Item 404(a) of Regulation S-K, must be reviewed and approved by our audit committee, in accordance with NASDAQ Marketplace Rule 5630. When evaluating such transactions, our audit committee focuses on whether the terms of such transactions are at least as favorable to us as terms we would receive on an arms length basis from an unaffiliated third party. The policies and procedures for approving related party transactions are set forth in our audit committee charter, which was adopted in September 2006 and revised in December 2007. We believe that the transactions and agreements that are disclosed below, and were reviewed and approved by our audit committee, contain comparable terms to those the Company could have obtained from unaffiliated third parties.

Reimbursement of Filing Fee paid by Mr. Pickens

        In December 2006, the Company issued to Mr. Boone Pickens a warrant (Warrant) to purchase 15,000,000 shares of the Company's common stock. The Warrant had an exercise price per share of $10.00 and expired at 5:00 p.m. Pacific time on December 28, 2011. The Warrant was issued to Mr. Pickens prior to the Company's initial public offering in exchange for the cancellation of all amounts owed to him by the Company under a revolving line of credit entered into in 2006, which the Company used for margin deposits related to futures contracts. Also in exchange for issuance of the Warrant, Mr. Pickens assumed all of the Company's then-outstanding liabilities related to certain futures contracts. The Warrant was transferrable with our consent. On November 22, 2011, Mr. Pickens and the Company filed Notification and Report Forms with the Premerger Notification Office of the Federal Trade Commission (FTC), and Mr. Pickens paid a related $125,000 filing fee to the FTC. These actions, along with expiration of the applicable waiting period, had to occur before Mr. Pickens could exercise the Warrant. In light of this requirement, as well as the cash proceeds the Company would receive from exercise of the Warrant, the Company agreed to reimburse Mr. Pickens for the filing fee. On December 28, 2011 the Warrant was exercised in full by Mr. Pickens and certain third-party investors, and we received an aggregate of $150 million.

Relationship with BP Capital L.P.

        Boone Pickens, our largest stockholder and a member of our Board, is a principal of BP Capital L.P., a firm which provides us advice in connection with our natural gas acquisitions and derivative activities. Under an advisory agreement, we paid BP Capital L.P. $10,000 a month, or $120,000 in the aggregate, for energy market advice during 2011. BP Capital L.P. has no discretion to enter into transactions on our behalf without the consent of our derivative committee.

 OTHER MATTERS

        We know of no other matters to be submitted at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares that they represent in accordance with their judgment.

        For further information about Clean Energy Fuels Corp., please refer to our annual report on Form 10-K for the fiscal year ended December 31, 2011, which accompanies this Proxy Statement. Our annual report on Form 10-K was filed with the SEC on March 12, 2012, and is publicly available on our website at http://investors.cleanenergyfuels.com/SEC.cfm. You may also obtain a copy by sending a written request to Investor Relations, Clean Energy Fuels Corp., 3020 Old Ranch Parkway, Suite 400, Seal Beach, California, 90740.

By order of the Board,

MITCHELL W. PRATT Corporate Secretary

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. CONTROL # SHARES PAGE 1 OF 2 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR the following: For Withhold For All All All Except 1. Election of Directors Nominees 01 Andrew J. Littlefair 02 Warren I. Mitchell 03 John S. Herrington 04 James C. Miller, III 05 James E. O'Connor 06 Boone Pickens 07 Kenneth M. Socha 08 Vincent C. Taormina The Board of Directors recommends you vote FOR the following proposal: 2 Ratification of the Company's independent registered public accounting firm. For Against Abstain NOTE: To transact any other business that may properly come before the meeting or any adjournment thereof. To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. Yes No Please indicate if you plan to attend this meeting Authorized Signatures. This section must be completed for your vote to be counted. Date and Sign Below. Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date SHARES CUSIP # SEQUENCE # JOB #

You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined on the reverse side to vote your proxy. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 23, 2012. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com . 2012 Proxy-Clean Energy Fuels Corp. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS I hereby appoint Warren I. Mitchell and Andrew J. Littlefair, or either of them, as proxies, with power of substitution to each, to vote all shares of common stock that I am entitled to vote at the annual meeting of stockholders of Clean Energy Fuels Corp. to be held on Thursday, May 24, 2012 at 9:00 a.m., or at any adjournment or postponement thereof, in accordance with the instructions on the reverse side of this card and with the same effect as though I were present in person and voting such shares. My appointed proxies are authorized in their discretion to vote upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1 and “FOR” PROPOSAL 2, AND IN THE DISCRETION OF THE APPOINTED PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. If you vote by phone or Internet, please do not mail your proxy card. (CONTINUED, AND TO BE SIGNED AND DATED ON REVERSE SIDE) Thank You For Voting Continued and to be signed on reverse side

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
CORPORATE GOVERNANCE
INFORMATION ABOUT OUR EXECUTIVE OFFICERS
COMPENSATION DISCUSSION AND ANALYSIS
2011 Cash Bonus Plan Payout
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
OTHER MATTERS